UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT

ANNUAL REPORT PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

For the fiscal year ended December 31, 2017

MED-X, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 024-10472

Nevada	46-5473113
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8236 Remmet Avenue Canoga Park, California	91304
(Address of principal executive offices)	(Zip Code)

(818) 349-2870

Registrant’s telephone number, including area code

Common Shares

(Title of each class of securities issued pursuant to Regulation A)

Part II.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

We make statements in this Annual Report on Form 1-K that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this annual report or in the information incorporated by reference into this Annual Report.

The forward-looking statements included in this Annual Report on Form 1-K are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	Our research and development of Cannabis medical compounds and other potential new products may not result in commercial products available for sale by us in the future.

•	Lack of market acceptance of our Cannabis, Nature-Cide® and other products.

•	Inability to obtain legal permission to research, grow, supply and sell Cannabis.

•	Inability to sell our Cannabis, Nature-Cide® and other products.

•	Heavy development stage expenditures by us, resulting in substantial operating deficits, especially in the early years of operation.

•	Intense competition, including entry of new competitors.

•	Falling demand for Cannabis for medical or recreational use, or increasing supply of Cannabis, causing prices for it to decline.

•	Adverse federal, state, and local government regulation, rendering it difficult for us to monetize our potential Cannabis products and services.

•	Failure of new markets for Cannabis to become legal and available.

•	Contraction of the market for medical Cannabis in California, including the closing of medical Cannabis dispensaries due to government order.

•	Unexpected costs and operating deficits.

•	Lower sales and revenue than forecast.

•	Default on leases or other indebtedness.

•	Loss of suppliers and supply.

•	Price increases for capital, supplies and materials.

•	Falling prices for Cannabis and Cannabis related products and services due to oversupply or for other reasons, potentially lowering our revenue.

•	Inadequate capital and financing, and inability to raise capital due to market conditions or for other reasons.

•	Failure to obtain customers, loss of customers and failure to obtain new customers.

•	The risk of litigation and administrative proceedings involving us or our employees.

•	Loss of or inability to obtain government licenses and permits.

•	Adverse publicity and news coverage.

•	Inability to carry out marketing and sales plans.

•	Loss of key executives.

•	Losses from theft that cannot be recovered.

•	Dilution of ownership due to issuance of more securities by the Company.

•	Unavailability of banking, trademark registration, and other services to Med-X because Cannabis is still illegal under federal law.

•	Failure of our recent merger with Pacific Shore Holdings, Inc., our affiliate, to be profitable for us or our investors.

•	Potential enforcement actions by the Securities and Exchange Commission and other government agencies.

•	Other specific risks that may be alluded to in this Annual Report or in other reports issued by us or third party publishers.

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Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Annual Report. All forward-looking statements are made as of the date of this Annual Report on Form 1-K and the risk that actual results will differ materially from the expectations expressed in this Annual Report will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this Annual Report, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Annual Report, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Annual Report will be achieved.

Item 1. BUSINESS

General

Med-X, Inc. (“Med-X”, “we”, “us”, “our”, or the “Company”) is a Nevada corporation formed in February 2014 and is engaged in the business of green scene product development, distribution, and marketing. Its business is expected to expand significantly since the recent closing of its merger with Pacific Shore Holdings, Inc. (“PSH” or “Pacific Shore”), its affiliate, on April 16, 2018. The Company and PSH have developed a series of proprietary natural “green” branded products under division names Nature-Cide®, Thermal-Aid®, Home Spa™ and Maliblu Brands. Nature-Cide® products are all-natural essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries, including professional pest control, janitorial, hospitality, transportation and agriculture, as well as the Cannabis cultivation industry. Thermal-Aid®, Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System® are 100% natural heating/cooling pain and physical therapy products for painful ailments affecting adults, children and animals. Nature-Cide® and Thermal-Aid® are distributed through ecommerce platforms and through national distribution outlets positioned around the United States. Home Spa Shower Sprays are essential oil-based products distributed through various ecommerce platforms. Maliblu Brands are all-natural essential oils, including Hemp and CBD oil products, designed for various ailments and are still in the development stage. The Company also operates the MJT Network® through the Company’s online media platform, www.marijuanatimes.org, which publishes high quality media content regarding Cannabis to generate revenue from advertisers and traffic optimizing venues. The network includes smart phone and tablet applications and also publishes a daily news video through social and news applications. Med-X also plans, to the extent it is legal to do so, to cultivate high quality custom-bred Cannabis for the medical market to treat such aliments as pain, sleep deprivation, appetite disorders, and neurological pathologies or their symptoms. Besides suppling Nature-Cide products to pest control, hospitality, janitorial and agricultural industries, Med-X also plans to supply proprietary and non-proprietary products, including Nature-Cide insecticides, pesticides, granular and soil blends to legally operating Cannabis agricultural operators. As these core businesses evolve, and it becomes legal to do so, we will seek to develop and monetize (i) techniques for the recognition and extraction of Cannabis compounds for the medical industry, and (ii) a cost-effective pharmacy automation system for the pharmaceutical and Cannabis industries.

We expect the demand for the Company’s proprietary products to increase significantly. The Company and its subsidiary are currently generating revenue from the Nature-Cide, Thermal-Aid and The MJT Network divisions.

Med-X recently closed an Agreement of Merger and Plan of Reorganization with its affiliate, Pacific Shore Holdings, Inc., pursuant to which PSH has become a substantially wholly owned subsidiary of the Company. The merger did not result in significant dilution to Med-X shareholders upon its closing on April 16th, 2018. In order to mitigate dilution to existing Med-X shareholders, the Company’s President, Matthew Mills, and PSH are collectively tendering to Med-X for cancellation approximately 55 million outstanding shares of Med-X common stock on the closing. Upon closing of the merger, the Company is issuing to Mr. Mills 10,000 shares of newly authorized super-voting Series A Preferred Stock of Med-X, having de minimus economic rights (i.e. no conversion right, no dividend rights, and virtually no liquidation preference), but conferring on him 51% voting control of Med-X. See “BUSINESS- Merger with PSH.”

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The Company is actively positioning the Nature-Cide and Thermal-Aid brands for major distribution and marketing. Med-X and PSH also plan to address other needs required to support the fast-paced emerging Cannabis industry. These potential innovations include pharmacy automation for both pharmaceuticals and essential oil including Cannabis products. , the Company may utilize 100 plus acres in Northern and Southern California owned by Dr. David Toomey, our Chief Executive Officer, for Cannabis cultivation operations. If demand from the medical Cannabis industry grows as expected When and only if the federal government reschedules Cannabis from a Schedule 1 to a Schedule 2 or 3 drug, or de-schedules it all together by management, the Company plans to obtain the proper government licenses for indoor and outdoor farm property in California to grow, harvest and sell high quality, custom-bred organic Cannabis for the California medical and Cannabidiol (CBD) compound markets, as well as the legal recreational markets.

In the future Med-X plans to research, develop and license or otherwise monetize Cannabis and hemp compound identification and extraction techniques for the Cannabis/hemp medical industry. Med-X also plans to research, develop and monetize a pharmacy automation system for both patient related pharmaceutical and cannabis prescription products. Management believes that Med-X, when and only if the federal government reschedules Cannabis from a Schedule 1 to a Schedule 2 or 3 drug, or de-schedules it all together, will eventually earn substantial revenue from growing, harvesting and selling high quality, custom-bred organic Cannabis for the California medical and recreational markets, as applicable Cannabis licensing and tax regulations in the state are published and licenses become available, and for any other markets that become legally available to the Company in the future. As part of its growth strategy, Med-X, Inc. may acquire from third parties other businesses and products that fit into the Company’s business model to generate more revenue to enhance the value of the Company.

Our executive offices are located at 8236 Remmet Avenue, Canoga Park, California 91304 and our telephone number is (818) 349-2870. The Company is located adjacent to the executive offices of Pacific Shore Holdings, Inc. and shares warehouse space with it. Our website address is www.MEDX-RX.com and our e-mail address is info@medx-rx.com.

Plan of Operation

The primary sources of revenue for Med-X and PSH moving forward are expected to be the proceeds from continued sales of Nature-Cide and Thermal-Aid through the Company’s national distribution positioning. The Company is also expected to generate revenue from advertising and the online sale of products on the Company’s media platform, www.marijuanatimes.org. The Company has launched various online sales venues for this purpose, such as http://nature-cide.com, http://thermalaidproducts.com, http://homespashowerspray.com, and www.naturecidecannabis.com. The Company plans to aggressively market its Nature-Cide and Thermal-Aid brands while positioning its media venue www.marijuanatimes.org to attract sponsorship and advertisers. During this cycle, the Company plans to ramp up its Maliblu Brands, Home Spa products and its ready to use consumer version of the Nature-Cide products to hit retail shelves in 2019.

Nature-Cide®

Comprised of various essential oils such as cedar oil, cinnamon oil, clove oil, cottonseed oil and other natural ingredients, Nature-Cide® is a pleasantly aromatic, chemical free insecticide/pesticide/miticide/nematicide with liquid, dust and granular formulations for commercial and residential applications. The Nature-Cide product line up kills or deters a variety of different pests, including bed bugs, flies, fleas, ticks, ants, roaches, spider mites, white flies, aphids and mosquitoes. Nature-Cide also helps to repel other small reptiles, various birds, and rodents found near ranches and homes such as snakes, lizards, woodpeckers squirrels and rats. Nature-Cide products also include various ready to use consumer products that are poised for consumer marketing.

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Nature-Cide® contains no poisonous chemicals that are most commonly found in many other insecticides and insect repellents. In addition to cedar oil, cinnamon oil, and cottonseed oil, Nature-Cide® may also contain bu not limited to citronella oil, clove oil, garlic oil, mint oil, peppermint oil, geranium oil, lemon grass oil, and rosemary oil, all of which are recognized by the EPA as FIFRA 25b MINIMUM RISK PESTICIDE compounds. Cedar oil is a natural repellent found to be effective in the states with swamps for eradicating mosquitoes without harming the ecosystem. By the same token, cinnamon oil is known in Guam for warding off snakes from train cars. One of our Nature-Cide® formulas is an insecticide that kills various insects on contact, including but not limited to ants, fleas, mites, slugs, snails, silverfish, mosquitoes, cockroaches and a variety of other insects. Several Nature-Cide® formulas also act as an effective repellent for other insects, reptiles and rodents.

Nature-Cide® is classified as a MINIMUM RISK PESTICIDE under FIFRA (25b) and is exempt from registration by the Environmental Protection Agency (“EPA”) in a number of states including California. Unlike other repellents and insecticide products which contain toxic chemicals, Nature-Cide® is safe for all environments. Nature-Cide has developed several formulations of Nature-Cide® for use indoors, outdoors, on humans, and on pets. Nature-Cide® insecticide formulations have been registered in all states that require EPA registration in which they are sold in. In addition, the Colorado, Oregon and Washington Departments of Agriculture have approved the Nature-Cide All-Purpose product for use on Cannabis crops and it is expected that as new states allow cannabis cultivation, that more and more state agricultural bodies will approve Nature-Cide for use.

Nature-Cide® products were originally field tested for many years on ranch homes in the Santa Monica Mountains, from Bel Air to Malibu California as well as being third party tested in laboratory settings. Nature-Cide’s research and development and field testing has evolved into a Pest Management Service, a division of its wholly owned subsidiary Pacific Shore Holdings, Inc. and is now recognized and licensed in the State of California as a state applicator with a Qualified Applicators License # 133658 for agricultural, commercial and residential settings. Nature-Cide products are currently offered to commercial pest control, janitorial, hospitality and agricultural professionals nationally through various commercial distribution venues such as Target Specialty Products, Univar and American Hotel Registry. Collectively the pest management market covers a wide variety of sectors that cover an 80 billion dollar in revenue stream worldwide. The demand for all-natural products like Nature-Cide are becoming continuous as regulatory bodies continue to ban traditional poisonous pest control applications around the world. Currently Nature-Cide products are being utilized by a gamut of professional applicators using the products in places, but not limited to school districts, hospitals, hotels/motels, zoos, food plants, livestock farms, greenhouses, passenger rail cars, passenger and cargo aircraft and agricultural settings including cannabis cultivation. Recently Nature-Cide engaged in a 5-year contract with Target Specialty Products to be the “Master Distributor” of Nature-Cide products within the United States. The contract positions Nature-Cide nationally, while utilizing all of Targets internal marketing tools, including full access to Targets customer base, educational venues and all marketing applications within the Target Specialty Products system. The contract is also positioning Target’s management team as a conduit for introduction to other national pest control and turf distribution venues such as Univar, Forshaw, Rollins for a 3% fee on all sales through these direct competitors, within the United States. In 2017 Target Specialty Products parent company “Rentokil Initial” began testing the Nature-Cide in Hong Kong, Macau China and Mumbai India. Results from testing warranted an immediate focus of registration in Hong Kong, Macau and Mumbai, where product orders have been received and usage has begun in these regions. Rentokil Initial operates in multiple countries and multiple management figure heads in places such as New Zealand, Australia, Singapore, Malaysia and the United Kingdom are now focused on testing protocols of Nature-Cide products. In early 2018, Univar who is revered as one of the largest distribution venues in the United States requested and is now setting up to distribute the full Nature-Cide line up within the United States.

Thermal-Aid

Thermal-Aid is a patented and clinically proven microwaveable heat treatment pack that doubles as a cold therapy source to assist with reducing swelling and relieving pain. We own an exclusive worldwide license to sell Thermal-Aid in perpetuity from our company founder Matthew Mills and we currently market Thermal-Aid in different variations including stuffed zoo animals. The Thermal-Aid product line is qualified for governmental Flexible Spending Accounts “FSA” as well as carrying full patient coverage by most medical insurance providers. Our full line of Thermal-Aid products is currently available through FSAStore.com, WBC Group, AssuraMed, Independence Medical. The Cardinal Health distribution network, of which AssuraMed and Independence Medical are a part, also offers Thermal-Aid products. Our Thermal-Aid Zoo Animals and pain relief packs are also available at all California Kroger owned Ralphs Grocery pharmacy locations and Kroger Atlanta based pharmacy locations as well as King Soopers locations based in Colorado and City Market locations based in Utah which are also both Kroger owned. We continue negotiating with Kroger to place our Thermal-Aid products in all Kroger chains nationally. We are currently in discussions to place the Thermal-Aid line in Kroger’s central market which is located in Texas. Thermal-Aid was test marketed on the Home Shopping Network, during Thermal-Aid’s test marketing appearance on the Home Shopping Network, approximately 1,300 Thermal-Aid units were sold in approximately 11 minutes. Thermal-Aid Zoo Animals were featured on NBC’s ShopHQ during the fourth quarter of 2014. During the second quarter 2013, we rolled out a national infomercial for Thermal-Aid Zoo Animals and plan on continuing our infomercial program and continuing to air the infomercial as it draws awareness and sales. During the third quarter of 2015 we attended Cardinal Health’s largest tradeshow where we displayed our Thermal-Aid product line. This resulted with Thermal-Aid being carried by over numerous independent pharmacies who order from any of Cardinal Health’s 22 distribution centers.

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Our chairman and founder Matthew Mills, is currently in the process of completing the assignment of two trademarks which he recently acquired for “Thermal-Aid” and “Nature’s Therapeutic Source.” He also owns three patents related to Thermal-Aid. The first is a patent for a thermal device for applying thermal energy to the body of a person, animal, or other surface utilizing segmented organic filler. The second is for a thermal device for applying thermal energy to the body of a person, animal, or other surface utilizing segmented organic filler that may have the general appearance of a child’s toy or other configuration. The third is for an ornamental design for a bear thermal device. Our chairman and founder Matthew Mills, has granted us an exclusive worldwide royalty-free license in perpetuity to utilize these trademarks and patents to market, distribute, and sell Thermal-Aid, for which he was issued 4,605,337 shares of PSH-CA’s common stock which he subsequently exchanged for shares of our common stock.

On June 22, 2012, we entered into an exclusive license agreement with Dr. Morton I. Hyson, M.D., P.C., d.b.a. Hyson Medical Products, pursuant to which we were granted an exclusive license to utilize three patents currently owned by Dr. Hyson: (1) Device and Method for Treatment of Headache – 5,700,238 (December 23, 1997), (2) Medicated Wrap – 6,313,370 (November 6, 2001), and (3) Medicated Wrap – 7,186,260 (March 6, 2007). We are using the technology and case study covered by these patents to market additional proprietary private label consumer products under our brand to address headache pain relief, both migraine and tension. Dr. Hyson already sells his own line of headache pain relief and medicated wrap products for consumers. We have a license to utilize these patents for any branded products developed by us during the term of the license agreement. For such branded products, Dr. Hyson receives a license fee equal to 5% of net sales made by us of those products. We will own the intellectual property to all of our branded products developed under this license agreement. The initial term of the license agreement is five (5) years with options exercisable for one year extensions, subject to termination after two (2) years if by then we have not brought a branded product to market. We commercialized this technology within two (2) years by the launch of our Thermal-Aid Headache Relief System.

The MJT NETWORK

The Company’s online media platform, www.marijuanatimes.org, has been displaying Cannabis industry news and information since its launch in July 2015. The content is designed to cover a wide variety of topics relating to the industry on an ongoing basis, including news and current events, as well as the business, financial, legislative, legal, cultural, medical, scientific and technological aspects of the industry on a national and international level. Stories, columns, advice and analysis may come from a combination of regular consultants and contributors, freelance and staff writers, Company personnel and public news sources. The Company plans to eventually add online ecommerce to its website, offering industry products for sale from third party suppliers and from its own product line, subject in all cases to compliance with applicable federal and state law. The network includes smart phone and tablet applications and its original content is positioned across several digital platforms including, web, Native IOS, YouTube Video, Apple Podcast Audio and now Apple News. The Company’s media division, the MJT Network, could be profitable if and to the extent that the revenue from advertisers, sponsors and product sales exceeds the cost of the content (expected to be writers’ and content licensing fees) and products offered for sale. We do not anticipate stocking an inventory of third party products for sale, rather, we expect to fill orders on a real time basis directly from third party fulfillment sources.

The Company plans to supply products to the Cannabis and other agricultural and supply industries, including recently licensed Nature-Cide® brands such as Nature-Cide’s® Pest Management and All-Purpose formulations, as well as a special insecticidal soil, for which we have filed a patent application with the United States Office of Patents and Trademarks. Nature-Cide® is a proprietary all natural essential oil insecticide/miticide/nematicide that repels and kills a wide variety of pests, including insects that are commonly known to damage Cannabis crops. The Colorado, Washington and Oregon Departments of Agriculture have approved the Nature-Cide All-Purpose formulations for use on Cannabis crops grown in Colorado, Washington and Oregon. Nature-Cide® is owned, manufactured and distributed by Pacific Shore Holdings, Inc. (“Pacific Shore” or “PSH”), a substantially wholly-owned subsidiary of Med-X.

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Compound Identification and Extraction

There are various types of Cannabis strains that produce beneficial medicinal effects, including pain and nausea control, appetite stimulation, reduced muscle spasm, improved sleep, and other indications. Individual strains will have differing cannabinoid and terpene content, producing noticeably different effects. For instance, strains with more CBD tend to produce better pain and spasticity relief. Effects will also vary for an individual based on the setting in which it is used and the person’s physiological state when using it. There are more than 400 different compounds in Cannabis, and continuous testing and recognition of these compounds is in high demand. If and when it is federally legal, the Company is planning to conduct laboratory studies to identify the expected potential of each compound as well as acquiring the machinery needed to properly extract those compounds to treat patients suffering from pain and nausea, to stimulate appetite when needed, and to address stress and sleep management. There may be other neurological pathologies that can be treated with these compounds and the benefits may or may not be limited to controlling the symptoms of those diseases. Considerably more research of Cannabis compounds is needed to assess the commercial potential of them for medical applications. The Company will not market or sell any of these compounds, or supplements or medicines made from these compounds, until it is clearly legal to do so under federal, state and applicable local law. Consequently, such products, even if successfully developed by the Company, are not expected to generate revenue in the short term.

The Company’s planned compound identification and extraction research and development operations, and testing of the Nature-Cide products, are expected to be conducted primarily in outside laboratories contracted by us in the future to validate our research results and claims. Related cultivation and genetic research was conducted in 2015 and early 2016 on the Company’s leased property in an existing 600 square foot indoor cultivation center in Los Angeles County, California, where patients with whom we shared data cultivated controlled quantities of high quality Cannabis, and harvested and stored them for research and medical use to the extent permitted by California law. The fundamental premise of the operation was to test the Nature-Cide pesticide and insecticide products, and also to produce Cannabis oil from the plant, extract a variety of medicinal compounds from the oil, especially the non-THC Cannabidiol (CBD) compounds found in Cannabis and, when seeking supplements for pain management and relief, also THC compounds, testing the efficacy of the supplement prototypes, and producing, marketing and selling natural supplements containing these compounds, while verifying the effectiveness of the Nature-Cide products. The Company will purchase and utilize special equipment designed to facilitate the compound identification and extraction process. Preliminary research in the industry indicates that CBD-based compounds from Cannabis may be effective in treating the symptoms of certain neurological pathologies, but there is much additional research needed to reliably commercialize CBDs for medical purposes. There is no assurance that the Company will be successful in making or selling any medicinal supplements from the CBD or THC compounds identified and extracted by it.

Nature-Cide® License and Patent Application

In September 2014, the Company entered into a license agreement with Pacific Shore granting Med-X the exclusive license to distribute Nature-Cide products to whom the Company believes are legal Cannabis cultivators throughout the world in perpetuity on a royalty-free basis, subject to termination in certain circumstances such as a material breach of the agreement by Med-X or our insolvency. In consideration for this license, Med-X issued 10,000,000 shares of its founder’s common stock, or approximately 11% of its total issued and outstanding common stock at inception, to Pacific Shore. Pacific Shore has an exclusive royalty-free worldwide master license in perpetuity from Matthew Mills, one of the founders of the Company and Pacific Shore, to commercialize the Nature-Cide brand and line of products. The master license can be terminated by Mr. Mills in certain circumstances, such as a material breach of the agreement by Pacific Shore or its insolvency, which could affect our sublicense from Pacific Shore. In such event, Mr. Mills, as the master licensor and owner of the Nature-Cide brand, would have the right to reaffirm our sublicense or enter into a new one with us.

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In June 2015, Med-X filed a patent application with the United States Office of Patents and Trademarks for its proprietary process of infusing Nature-Cide and other beneficial substances into growing soil for the agricultural and Cannabis industries. Matthew Mills, our President, is named as the inventor. If this patent is granted, it will be owned exclusively by Med-X. Med-X plans to market and sell its Nature-Cide insecticidal soil to what we believe are legal Cannabis cultivators, as well as cultivators of numerous other crops throughout the agricultural industry in general.

Since the closing of the merger of Med-X and PSH on April 16, 2018, the Nature-Cide® license agreement between them has been merged and terminated, so PSH, as a subsidiary of Med-X, can sell Nature-Cide directly to all potential customers for the product throughout the world.

Automated Pharmacy System for Pharmaceuticals and Cannabis

The benefits of automated pharmacy systems are substantial and the widespread need to adopt this technology is long overdue. Until now, the reality has been that only large-volume pharmacies and hospitals could justify an investment in automating their pharmacy systems. Automated pharmacy systems provide pharmacies the ability to automate the pill dispensing process while implementing what is expected to be a highly profitable medicinal Cannabis distribution process, with less personnel utilizing robotic prescription dispensing systems that are affordable. The Company is conducting a plan to work with robotic system manufacturers to streamline the process once state and federal regulatory bodies allow mainstream pharmacies to regulate the Cannabis industry.

Merger with Pacific Shore Holdings, Inc.

Terms of the Merger. On December 15, 2017, Med-X, Inc. entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Pacific Shore Holdings, Inc., a Delaware corporation (“Pacific Shore”), and Med-X Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Med-X (“Merger Sub”), by which Med-X has agreed to acquire Pacific Shore (the “Merger”). At the closing of the Merger on April 16, 2018, Pacific Shore will become substantially a wholly owned subsidiary of Med-X. The Merger Agreement has been approved by the Board of Directors of both Med-X and Pacific Shore. A copy of the Merger Agreement is attached as Exhibit 7.1 to the Report on Form 1-U, filed by Med-X with the Securities and Exchange Commission, dated December 15, 2017, reviewable at www.sec.gov.

Subject to the terms and conditions of the Merger Agreement, the shares of common stock, par value $0.001 per share, of Pacific Shore (the “Pacific Shore Common Stock”), owned by the stockholders of Pacific Shore (other than shares of Pacific Shore Common Stock as to which appraisal rights are perfected pursuant to the applicable provisions of the DGCL and not withdrawn or otherwise forfeited), will, by virtue of the Merger and without any action on the part of the Stockholders, be converted into the right to receive the number of shares of common stock, par value $0.001 per share, of Med-X (the “Med-X Common Stock”) equal to one share of Med-X Common Stock for every two shares of Pacific Shore Common Stock, rounded to the nearest whole number. No fractional shares of Med-X common stock will be issued as a result of the share exchange.

Med-X Common Stock to be issued among the holders of Pacific Shore Common Stock in the Merger will not be issued to more than 35 holders of Pacific Shore Common Stock who are not “Accredited Investors” as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended, based on Consent Agreements (as defined in Article IV of the Merger Agreement), Stockholder Questionnaires attached thereto as Exhibit 1, and the historical records of Pacific Shore. Med-X will accept non-Accredited Investors up to 35 in the order of the size of their shareholdings in Pacific Shore. Non-Accredited Investors in excess of 35 who are holders of Pacific Shore Common Stock will have appraisal rights in accordance with the DGCL.

Substantially all shares of Pacific Shore Common Stock and Pacific Shore Series A Preferred Stock (collectively, the “Pacific Shore Stock”) held in the treasury of Pacific Shore immediately prior to the Effective Time were cancelled in the Merger and cease to exist, and each share of outstanding Series A Preferred Stock of Pacific Shore outstanding immediately prior to the Effective Time was cancelled in the Merger and cease to exist.

At the Closing, as defined in the Merger Agreement, Med-X covenants issued to Matthew Mills, founder of Med-X, 10,000 shares of newly authorized Series A Preferred Stock conferring on Mr. Mills no less than 51% voting control of the total issued and outstanding voting stock of Med-X for all matters submitted to a vote of the Med-X shareholders. The newly authorized Series A Preferred Stock of Med-X issued to Mr. Mills have the rights, preferences and privileges expressed in the Certificate of Designation of Med-X for the Series A Preferred Stock, a copy of which is attached as Exhibit E to the Merger Agreement and as Exhibit 3.1 of the Company’s Report on Form 1-U filed by Med-X with the Securities and Exchange Commission, dated December 15, 2017, which can be viewed on the Securities and Exchange Commission’s website at www.sec.gov (the “Form 1-U Report”).

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At the Closing, Matthew Mills tendered approximately 45,700,000 shares of common stock of Med-X owned by him, and Pacific Shore tendered all 9,450,000 shares of Med-X owned by it, to Med-X for retirement and cancellation.

A copy of the Merger Agreement is attached as Exhibit 7.1 to the December 15, 2017 Form 1-U Report, and incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

Business of Pacific Shore. Pacific Shore Holdings, Inc. (“Pacific Shore” or “we” or “our” in this section of the Memorandum) is a Delaware corporation which, through its substantially wholly owned subsidiary, Pacific Shore Holdings, Inc., a California corporation formed in January 2008 (hereinafter, “PSH-CA”), is engaged in the business of product development, distribution, and marketing. On September 30, 2010, Pacific Shore, which prior to September 30, 2010 was an inactive public shell company without material assets or liabilities, consummated the acquisition of PSH-CA, a privately-held company, through a share exchange (the “Business Combination”). The closing of the Business Combination resulted in PSH-CA’s security holders becoming the controlling security holders of Pacific Shore, and PSH-CA becoming a substantially wholly owned subsidiary of Pacific Shore. We have a trading symbol, PSHR, for which we may re-apply with FINRA, through a registered broker-dealer firm, to have it re-activated for trading. Our principal shareholder, Chairman and Chief Executive Officer, Matthew Mills, is the President, a director, and a principal shareholder of Med-X.

We manufacture and distribute two 100% natural essential oil products owned by us, Nature-Cide® (“Nature-Cide”) and Home Spa Shower Spray (“Home Spa Shower Spray”). Our Nature-Cide products have been tested in various regions across the United States with positive results by multiple pest control companies, hotel and motel operators, agricultural personnel for various pests, and fire department personnel for snake control. Extensive testing by us and an independent third party laboratory also indicates that our Nature-Cide products kill or deter a wide variety of pests, including but not limited to bed bugs, ants, fleas, ticks, cockroaches, crickets, and stink bugs, while repelling and or deterring various birds, rodents, and reptiles.

After years of research and development, in February 2014, we became a certified and licensed pest control applicator in California for agricultural commercial pest control. In July 2015, we received our pest control business main license and officially launched as a California licensed pest control company in Los Angeles, California. In 2016, we became licensed to maintain landscaping in residential and commercial settings and we obtained our applicator license, which allows us to provide pest control services for both the exterior and interior of structures. Our pest management service is growing and is servicing numerous ranch style and upscale homes and properties in Los Angeles and Ventura Counties. Management’s intention is to franchise our Nature-Cide service division as the Nature-Cide brand matures in the pest control, janitorial, transportation, and hospitality arenas.

In early 2014, we began registering our Nature-Cide products with multiple state Environmental Protection Agency (“EPA”) offices around the country. Our Ready to Use Nature-Cide All-Purpose Insecticide, Flea & Tick Insecticide, and Nature-Cide All-Purpose Commercial Concentrate in one and five gallon containers for indoor and outdoor professional use were our first products to be registered with state EPA offices in 39 states. In 2016, we registered our Nature-Cide Ready to Use Outdoor insecticide as well as our Pest Management Commercial Concentrate in one, five, and 55 gallons for outdoor professional use.

In March 2015, we entered into an agreement with American Hotel Registry, one of the largest and most established organizations in the hospitality industry, to market and distribute our products and, in November 2015, we were approached by Residex Distribution (“Residex”) to represent our Nature-Cide product line and distribute it to pest control companies in North America. Residex is recognized as a leading pest control distribution company in North America. In approximately six months, Nature-Cide and Residex personnel were able to position Nature-Cide as a recognizable product line in the pest control industry in multiple states, as well as position the brand in social media (i.e. Facebook, Twitter, and LinkedIn) as the newest highly regarded green product in pest control. Residex’s corporate headquarters are in Michigan. Residex has more than 30 distribution centers nationally. In July 2016, Rentokil merged its subsidiary, Target Specialty Products, headquartered in Santa Fe Springs, California and having more than 20 distribution centers nationally, with Residex. After the merger, Residex, now known as Target Specialty Products (“Target”), asked us to give a presentation at “Pest World 2016” in October 2016 in Seattle, Washington. After the presentation, Target decided to represent the Nature-Cide product line.

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In January 2017, the Nature-Cide team was invited to Target’s annual sales meeting which was held in Fort Worth, Texas. During this meeting, Target announced that it will be representing our Nature-Cide product line to its entire 10,000+ customer base. Going forward, Nature-Cide will be showcased as one of two products that will be able to be featured in product presentations by Target in multiple national events, including educational and new technology conferences for the pest control industry. The Company and Target are currently working together daily with sample and information disbursement to Target’s customer base, sample offer hard mailers, and social media marketing to pest control operators and companies nationally.

Because of the positive reception of our Nature-Cide products by Target’s upper management and by multiple customers around the United States, our Nature-Cide product development team decided to conduct a survey of our customers and determined that there is a large demand for unique products that are not currently available for pest control professionals. Recently, Nature-Cide announced a new compressed air 16-ounce all-purpose prototype at Target’s sales conference in Fort Worth, Texas. Due the overwhelming response at the sales conference, we put the compressed air 16-ounce all-purpose product into production and Target has begun to set up the new product in its systems nationally. Additionally, we have begun to develop additional products, including compressed air products for Nature-Cide insect repellent, flea and tick, and outdoor insecticide.

In the near future, due to the growing popularity of our products, management is contemplating the release of ready to use products to consumers via retailers once the products are deployed to pest control, hospitality, janitorial and transportation industries. We also plan to release another new Nature-Cide professional use product, the all-natural Nature-Cide Insecticidal Dust product. This product has been laboratory tested, proving a 12-week residual, to kill bed bugs, cockroaches, fleas, ticks, and ants.

Our Home Spa Shower Spray is a 100% natural essential oil aromatherapy spray that gives any shower or bath a spa-like scent. The Home Spa Shower Spray is available in four different aromas: eucalyptus, tangerine, grapefruit, and lavender. The Company is currently in discussions with several entities to distribute this line into hotel spas and health clubs on a national basis. The Home Spa Shower Spray is currently available for purchase on the internet.

In addition to developing our own products, we also currently own an exclusive worldwide royalty-free license to sell a patented 100% natural therapeutic heating/cooling treatment pack called Thermal-Aid® (“Thermal-Aid”). Thermal-Aid is a microwaveable heat treatment pack that doubles as a cold therapy source to assist with reducing swelling and relieving pain. In a four month, 96 patient clinical trial, the Thermal-Aid arthritis packs proved to reduce arthritis medications by 20% and it was perceived to have a 35% reduction in pain. During 2014, the entire Thermal-Aid product line, which includes 23 different configurations, became eligible for Flexible Spending Accounts for consumers nationally as well as being eligible for Worker Compensation reimbursement for patients nationally. Our full line of Thermal-Aid products is currently available through the Cardinal Health Distribution network, which includes but is not limited to FSAStore.com, AssuraMed, and Independence Medical. The entire Thermal-Aid line is also being carried by WBC Healthcare Distribution venues, which includes Meyer Chiropractic Distribution, Meyer Physical Therapy, Meyer DC, Milliken Medical and Elivate Fitness. The Cardinal Health distribution network, of which AssuraMed and Independence Medical are a part, now also offers all Thermal-Aid products. Our Thermal-Aid Zoo Animals are also available at all California Kroger owned Ralphs Grocery Pharmacy locations as well as Colorado Kroger owned King Soopers locations, Utah Kroger owned City Market locations, and Kroger locations in Georgia which encompasses approximately 376 locations. Cardinal Health carries inventory of Thermal-Aid products in 22 Distribution Centers throughout the United States. This is in addition to various “As Seen on TV” stores, Brookstone, Target.com, HEB Stores, and other retail locations. Thermal-Aid has been seen on the Home Shopping Network and on NBC’s ShopHQ. In addition, we continue to run a Thermal-Aid Zoo line infomercial in a national television campaign in the “As Seen on TV” category. The Kroger chain continues to invite the Thermal-Aid showcasing team to present the Thermal-Aid line up to pharmacists that operate its pharmacy divisions. Cardinal Health has also expressed continued interest in the Thermal-Aid products, which will be showcased at its annual “2017 RBC” event in San Antonio, Texas in July 2017.

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We are selling our products to consumers worldwide via the Internet and through domestic and international distribution channels. We are currently selling Thermal-Aid online through various web properties including but not limited to Target.com, FSAStore.com, and Amazon. During the fourth quarter of 2012, we fulfilled test orders to provide proof of concept to Costco Wholesale to carry our Thermal-Aid Bears in its physical store locations. During the eight week testing period prior to the 2012 Holiday season, Costco Wholesale was selling approximately 8,000 to 10,000 units per week without advertising. Thermal-Aid is not currently carried by Costco Wholesale due to subsequent pricing disagreements.

In 2010 and 2011, we completed development of a new natural lip balm product. This product, Energy-X® lip balm (“Energy-X”), is a lip balm created to enhance energy levels. A second product, which is still under development (“Balm Burner”), is a dietary energy lip balm created to enhance energy levels while suppressing appetite. Energy X lip balm products contain green tea extract, hoodia gordonii extract, and natural caffeine. Energy-X is available in five flavors: lemon-lime, fruit punch, berry blast, grape and tangerine. All Energy-X flavors are available with SPF 30. Burner Balm lip balm products contain the same ingredients as Energy X lip balm products contain plus chromium picolinate. Burner Balm is available in five flavors: strawberry, pomegranate, acai berry, vanilla, and spearmint. Our lip balm products have been featured on CBS’ The Early Show and NBC’s Today Show.

We introduced three new products within our Energy-X® product line. First, we released our Energy-X® caffeinated sugar free chewing gum in two flavors, Spearmint and Peppermint. Each pack of Energy-X® gum contains eight pieces with each piece of Energy-X® gum containing 55 mg of caffeine. This provides the consumer with the equivalent of six energy drinks per pack of gum. We believe our Energy-X® gum compliments our first Energy-X® product, Energy-X® lip balm. Our second product introduction was “The Juice” by Energy-X energy mix. The Juice is a liquid that is flavor and aroma free, has zero calories, can be added to anything, and provides an energy boost. Each quarter ounce serving contains 70 mg of green coffee bean caffeine and B vitamins. Finally, we have also developed “The Sweetener” by Energy-X, which is an Agave Nectar based sweetener that contains Stevia as well as B-Vitamins and 70 mg green coffee bean caffeine per serving. Once the Nature-Cide and Thermal-Aid product division are capitalized, we plan to focus on marketing our Energy-X and Burner Balm into the appropriate markets.

In 2014, we were issued 10,000,000 shares of Med-X, Inc., an affiliate (“Med-X”), in consideration for the granting by us of an exclusive royalty-free worldwide license in perpetuity to Med-X to distribute Nature-Cide products to the Cannabis industry to legal cultivators nationally. Med-X leases a state of the art indoor cultivation center designed by it, currently for research purposes only. Med-X, Inc. recently launched Marijuanatimes.org on the worldwide web.

Our executive offices are located at 8236 Remmet Avenue, Canoga Park, California 91304 and our telephone number is (818) 998-0996. Our assembly, warehousing, and shipping facility is located in an area attached to our executive office facility. Our website address is www.pac-sh.com and our e-mail address is info@pac-sh.com.

Risks Relating to Pacific Shore Business

Pacific Shore Holdings, Inc. (“Pacific Shore” or “we” or “our” in this section of the Memorandum) has become a wholly owned subsidiary of Med-X and, as such, will pose risks to Med-X and its shareholders, including but not limited to those described in the following paragraphs:

We have a limited operating history, which could make it difficult to accurately evaluate our business and prospects. PSH-CA, our substantially majority owned subsidiary formed in January 2008, through which we are engaged in the business of developing, manufacturing, marketing and selling branded and non-branded proprietary consumer products utilizing all natural ingredients for safety and effective performance, has a limited operating history. We cannot assure at this time that we will expand our operations, that we will operate profitably, or that we will have adequate working capital to conduct our business. We believe that our success will depend in large part on the public’s acceptance of our products and our ability to fulfill wholesale and retail purchase orders for Energy-X, Burner Balm, Nature-Cide, Home Spa Shower Spray, Thermal-Aid, and other branded and non-branded products. We intend to invest heavily in developing and marketing our products. As a result, we will incur operating losses until we earn sufficient revenue from the sale of our products.

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We cannot assure that we will develop additional products in the future. Currently, we have developed only a few products lines, Nature-Cide, Thermal-Aid, Energy-X, Burner Balm, and Home Spa Shower Spray, and therefore do not have a diversified portfolio of proprietary products. We cannot assure that we will continue to successfully develop, commercialize or sell any products besides Energy-X, Burner Balm, Nature-Cide, Home Spa Shower Spray, and Thermal-Aid, or that we will profitably conduct any other business on a consistent basis. The lack of product diversity could adversely affect our financial condition and operating results, and expose investors to a complete loss of their investment in us if the Energy-X, Burner Balm, Nature-Cide, Home Spa Shower Spray, or Thermal-Aid fails to achieve sufficient sales to maintain us or to enable us to earn a profit.

Customer complaints regarding our products and services could hurt our business. From time to time, we may receive complaints from customers regarding the quality of goods purchased from us. We may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against us if no reimbursement is made. We may become subject to product liability lawsuits from customers alleging injury because of a purported defect in our products or services, claiming substantial damages and demanding payments from us. We are in the chain of title when we supply or distribute products, and therefore are subject to the risk of being held legally responsible for them. These claims may not be covered by our insurance policies. Any resulting litigation could be costly for us, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on our business, results of operations, and financial condition. Any negative publicity generated as a result of customer frustration with our products or services, or with our websites, could damage our reputation and diminish the value of our brand name, which could have a material adverse effect on our business, results of operations, and financial condition.

Our ability to protect our intellectual property is uncertain. We have filed several applications with the United States Patent and Trademark Office for service marks and trademarks. While we have been granted several service marks and trademarks, we still have applications pending for other marks. We cannot assure that we will be successful in obtaining the service marks or trademarks, that these applications will not be challenged, that others will not attempt to infringe upon our marks, or that these marks will afford us any protection or competitive advantages. If we are unable to protect our rights to our trademarks or if such marks infringe on the rights of others, our business could be materially adversely affected. In addition to the Thermal-Aid patents licensed to us by our chairman, chief executive officer, and president, we currently have one patent pending with the United States Patent and Trademark Office related to our lip balm products. We cannot assure that we will be successful in obtaining this patent, that this application will not be challenged, that others will not attempt to infringe upon our patent should it be awarded, or that this patent will afford us any protection or competitive advantages.

Financial projections may be included with this Memorandum and, if so, may prove to be inaccurate. Financial projections concerning our estimated operating results may be included with the Memorandum. Any projections would be based on certain assumptions which could prove to be inaccurate and which would be subject to future conditions, which may be beyond our control, such as general industry conditions. We may experience unanticipated costs, or anticipated revenues may not materialize, resulting in lower operating results than forecasted. We cannot assure that the results illustrated in any financial projections will in fact be realized by us. Any financial projections would be prepared by our management and would not be examined or compiled by independent certified public accountants. Counsel to us has had no participation in the preparation or review of any financial projections prepared by us. Accordingly, neither the independent certified public accountants nor our counsel would be able to provide any level of assurance on them. We cannot assure that we will earn net profits. We cannot assure that we will be able to raise capital in this placement of common stock, or that we will have sufficient capital to fund our business operations. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us.

We may not be able to successfully compete against companies with substantially greater resources. The health and medical therapy, essential oils, and insecticide industries are intensely competitive and we expect competition to intensify further in the future. We are also subject to intense competition from chemical insecticides, as well as other all natural insect repellents utilizing cedar wood oil, which have been on the market longer than Nature-Cide and which are manufactured and marketed by competitors with more resources and brand recognition than us. We cannot assure that Nature-Cide will compete effectively and experience continuing and growing sales volumes. As a supplier of other products, we compete with several larger and better-known companies that specialize in supplying and distributing a vast array of consumer goods to retailers. We cannot assure that we will continue to obtain supply contracts with Walmart.com, Ralphs, or from any other retailers. Barriers to entry are relatively low, and current and new competitors can launch new products that compete in the market place. We currently or potentially compete with a number of other companies. We face competition from a number of large health and medical therapy, essential oil, and insecticide brand name manufacturers that have greater financial and managerial resources, more experience in developing products, and greater name recognition than we have.

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We may be required to collect sales and other taxes from buyers outside of California. We do not collect sales or other similar taxes with respect to goods sold by us via our website, except for buyers from the State of California. We file quarterly sales tax returns with the State of California. However, other states may seek to impose sales tax collection obligations on out-of-state companies such as us, which engage in or facilitate online commerce, and a number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of electronic commerce, and could adversely affect our opportunity to derive financial benefit from such activities. Moreover, a successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the exchange of merchandise on our system could have a material adverse effect on our business, results operations, and financial condition. Legislation limiting the ability of the states to impose taxes on Internet-based transactions has been proposed in the U.S. Congress. We cannot assure that this legislation will ultimately be enacted into law or that the final version of this legislation will not contain a limited time period in which such tax moratorium will apply. In the event that the tax moratorium is imposed for a limited time period, there can be no assurance that the legislation will be renewed at the end of such period. Failure to enact or renew this legislation could allow various states to impose taxes on Internet-based commerce and the imposition of such taxes could have a material adverse effect on our business, results of operations, and financial condition.

Our business is subject to various government regulations. We are subject to various federal, state and local laws affecting therapeutic medical and insecticide products. The Federal Trade Commission, the Federal Food and Drug Administration and equivalent state agencies regulate advertising and representations made by businesses in the sale of products, which apply to us. We may be required to obtain permits from various states in order to ship certain of our products to those states. We are also subject to government laws and regulations governing health, safety, working conditions, employee relations, wrongful termination, wages, taxes and other matters applicable to businesses in general.

We are not currently subject to direct federal, state or local regulation, or laws or regulations applicable to access to or commerce on the Internet, other than regulations applicable to businesses generally. Due to the increasing popularity and use of the Internet and other online services, and recent controversial breaches of cyber security, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Although sections of the Communications Decency Act of 1996 were held to be unconstitutional by the U.S. Supreme Court, we cannot assure that similar laws will not be proposed and adopted in the future. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws was adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. In addition, numerous states, including the State of California in which our headquarters are located, have regulations regarding the manner in which “wholesalers/retailers” may conduct business and the liability of “wholesalers/retailers” in conducting such business. We cannot assure that any state will not attempt to impose additional regulations upon us in the future or that such imposition will not have a material adverse effect on our business, results of operations, and financial condition.

Several states have also proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission has also recently settled a proceeding with one online service regarding the manner in which personal information is collected from users and provided to third parties. Changes to existing laws or the passage of new laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace that could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs, or could in some other manner have a material adverse effect on our business, results of operations, and financial condition. In addition, because our services are accessible worldwide, and our facilitates sales of goods to users worldwide, other jurisdictions may claim that we are required to qualify to do business as a foreign corporation in a particular state or foreign country. We are qualified to do business in one state in the United States, and our failure to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject us to taxes and penalties for the failure to qualify, and could result in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations, and financial condition.

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We cannot assure that we will earn a profit or that our products will be accepted by consumers. Our business is speculative and dependent upon acceptance of Energy-X, Burner Balm, Nature-Cide, Home Spa Shower Spray, Thermal-Aid, and our other branded and non-branded products by retail stores and consumers. Our operating performance is also heavily dependent on whether or not we are able to continue to earn a profit on the sale of our products and the products of other manufacturers from which we supply or distribute consumer goods. In our marketing campaigns we rely to a certain extent on celebrity endorsements. Our business could be adversely affected by the loss of those endorsements or by negative publicity in general. We cannot assure as to whether we will be successful or earn any revenue or profit, or that investors will not lose their entire investment.

We may not have adequate capital to fund our business. We will have limited capital available to us, to the extent that we raise capital from this offering. If our entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations, and business performance would be materially adversely affected. We cannot assure that we will have adequate capital to conduct our business.

We may incur uninsured losses. Although we maintain modest theft, casualty, liability, and property insurance coverage, along with workmen’s compensation and related insurance, we cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. In particular, we may incur liability if Energy-X, Burner Balm, Nature-Cide, Home Spa Shower Spray, Thermal-Aid, or one of our other products is deemed to have caused a personal injury. Should uninsured losses occur, the holders of our common stock could lose their invested capital.

Like most manufacturers and sellers of consumer goods, and companies that raise capital, we are subject to potential litigation. As a manufacturer and seller of consumer goods, and a company that raises capital, we are exposed to the risk of litigation for a variety of reasons, including product liability lawsuits, employee lawsuits, commercial contract disputes, defects in supplies and products, government investigations and enforcement actions, shareholder and investor lawsuits and other legal proceedings. We cannot assure that future litigation in which we may become involved will not have a material adverse effect on our financial condition, operating results, business performance, and business reputation.

We cannot assure that we will have the resources to repay all of our liabilities in the future. We have liabilities and may in the future have other liabilities to affiliated or unaffiliated lenders. These liabilities represent fixed costs, which are required to be paid regardless of the level of business or profitability experienced by us. We cannot assure that we will not incur debt in the future, that we will have sufficient funds to repay our indebtedness or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business. We often utilize purchase order financing from third party lenders when we are supplying or distributing consumer goods, which increases our costs and the risks that we may incur a default, which would harm its business reputation and financial condition. We cannot assure that we will be able to pay all of our liabilities, or that we will not experience a default on our indebtedness.

We may incur cost overruns in the development, manufacture, and distribution of our various products. We may incur substantial cost overruns in the development, manufacture, and distribution of Energy-X, Burner Balm, Nature-Cide, Home Spa Shower Spray, Thermal-Aid, and other products. Management is not obligated to contribute capital to us. Unanticipated costs may force us to obtain additional capital or financing from other sources, or may cause us to lose our entire investment in us if we are unable to obtain the additional funds necessary to implement our business plan. We cannot assure that we will be able to obtain sufficient capital to successfully continue to implement our business plan. If a greater investment is required in the business because of cost overruns, the probability of earning a profit or a return of the Shareholders’ investment in us is diminished.

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If we are unable to pay for material and services timely, we could be subject to liens. If we fail to pay for materials and services for our business on a timely basis, our assets could be subject to material men’s and workmen’s liens. We may also be subject to bank liens in the event that we default on loans from banks, if any.

Directors and officers have limited liability. Our bylaws provide that we will indemnify and hold harmless our officers and directors against claims arising from our activities, to the maximum extent permitted by Delaware and, in the case of PSH-CA, California law. If we were called upon to perform under our indemnification agreement, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

If we were to lose the services of our key personnel, we may not be able to execute our business strategy. Our success is substantially dependent on the performance of our executive officers and key employees. The loss of any of our officers or directors would have a material adverse impact on us. We will generally be dependent upon Matthew Mills for the direction, management and daily supervision of our operations. See “MANAGEMENT.”

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively. Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, our future success will depend in large part on our ability to retain key consultants and advisors. We cannot assure that any skilled individuals will agree to become an employee, consultant, or independent contractor of Pacific Shore. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

The consideration being paid to our management was not based on arm’s length negotiation. The common stock and cash consideration paid or being paid by us to our management have not been determined based on arm’s length negotiation. While management believes that the consideration is fair for the work being performed, we cannot assure that the consideration to management reflects the true market value of its services.

Our executive officers’ participation in other entities could create conflicts of interest. The relationship of management to us will create conflicts of interest. Certain of our executive officers and directors, including Matthew Mills and Ronald J. Tchorzewski, our Chief Executive Officer and Chief Financial Officer, respectively, are also officers and directors of Med-X, Inc. Management’s compensation from us has not been determined pursuant to arm’s-length negotiation. Med-X and Pacific Shore have many of the same directors.

We only have two independent directors. Currently, the members of our board of directors are Matthew Mills, Jennifer Mills, Dr. David E. Toomey, Ronald J. Tchorzewski, Dr. Allan Kurtz, and Fred Dashiell, Jr. Only Dr. Allan Kurtz and Fred Dashiell, Jr. are considered “independent directors,” as defined under Financial Industry Regulatory Authority, Inc. (“FINRA”) listing standards and Nasdaq Marketplace Rules. Currently we have an Audit Committee of the board of directors, which is chaired by Fred Dashiell, Jr. We do not have any other committees of the board of directors. A majority of persons on our board of directors are not considered to be independent directors, and, when voting in concert, can make decisions for the whole board of directors.

Our bylaws may be amended by our board and our articles and bylaws may be amended by a majority vote of our shareholders. Under the Delaware Corporations Law, a corporation’s certificate of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, and a majority of the outstanding shares of each class entitled to vote as a class, unless the certificate requires the vote of a larger percentage of shares. Our Certificate of Incorporation, as amended, does not require the vote of a larger percentage of shares. As permitted under the Delaware Corporations Law, our bylaws give our board of directors the power to adopt, amend, or repeal our bylaws. Our shareholders entitled to vote have concurrent power to adopt, amend, or repeal our bylaws.

We cannot assure that we will pay dividends. We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our capital base and marketing. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase shares of our common stock. We cannot assure that we will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors.

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Competition

The sale of Cannabis and other consumer products, and the sale of insecticides and other products to the agricultural industry, are intensely competitive. We expect competition to intensify further in the future. Barriers to entry are relatively low. Current and new competitors can launch new products and can compete in the market place. We currently compete or potentially will compete with a number of other companies whose numbers will increase in the future, many of which are larger and possess greater human and capital resources than us. We face competition from larger well-established Cannabis growers and other industry participants that have greater financial and managerial resources, more experience in developing effective growing, breeding and marketing techniques, and have greater name recognition than Med-X. Competitors are already researching and developing Cannabis compounds for medicinal use, which are offered for sale in gel cap and other forms in legal jurisdictions. In addition, we are faced with formidable challenges in obtaining legal permits to grow and sell Cannabis in the State of California. Nature-Cide® will encounter intense competition from other all-natural and chemical based pesticides that have been on the market for years, including those designed for the agricultural markets such as legal Cannabis cultivators. Our other consumer products, such as Thermal-Aid® and Home Spa™, are also subject to stiff competition from larger companies with greater human and capital resources, and more brand recognition. Management believes we can compete effectively but we cannot assure that competition will not impair the maintenance and growth of our planned businesses.

Government Regulation

The Cannabis industry is subject to intense government regulation at the federal, state and local levels. Cannabis is still categorized as a Schedule 1 drug by the federal government. Consequently, the possession, use, consumption, production, transport and sale of Cannabis are illegal under federal law and in most state jurisdictions, except for nine jurisdictions (i.e. Colorado, Washington, Oregon, Alaska, California, Massachusetts, Maine, Nevada and Washington D.C.) where Cannabis has been legalized for medicinal and recreational purposes, subject to government oversight, licensing and taxing authority, and several other states where Cannabis for medical purposes is permitted, subject to government regulation. On November 8, 2016, Proposition 64 in California passed in a voter referendum, essentially legalizing Cannabis for recreational use in the state, subject to licensing and other regulations currently being drafted. Accordingly, in California, Cannabis for medical and recreational use is legal but the establishment of dispensaries is tightly controlled and limited at the local level. Doctor prescriptions are required, resale of medical Cannabis is prohibited, and resale for consumption of Cannabis for recreational use will be subject to licensing and tax regulations yet to be published.

Commercial growing of Cannabis is prohibited under federal and most state laws, and transport of Cannabis across state lines or international borders is not allowed. Commercial growing of medical Cannabis in California for distribution to licensed dispensaries is permitted provided the grower obtains the proper permits from the appropriate California state agencies and complies with all of the volume and other restrictions of such permits. There is no assurance that the government regulations and prohibitions applicable to the Cannabis industry in the United States will ease so that new and larger markets can become available to the Company in the future. In fact, there is no assurance that the current legalization trend will not reverse and restrict the legal market for Cannabis more in the future, adversely affecting the operating results, financial condition and business performance of the Company.

The Company will also be subject to other government regulations in the conduct of its business which tend to increase costs and potentially have a material adverse impact on the Company’s operating results, financial condition and business performance, including but not limited to (1) employment laws generally applicable to all businesses, including laws covering wages, working conditions, health, safety, working hours and similar matters, (2) laws designed to protect the environment, including those applicable to farming operations, (3) laws enforced by the Federal Trade Commission (FTC) and equivalent state agencies governing advertising and representations made by businesses, (4) laws enforced by the Federal Food & Drug Administration (FDA) which govern safety and claims made with respect to food and other products consumed by the public, and (5) laws enforced by the Drug Enforcement Agency (DEA) relating to possession, consumption, production, transport and sale of controlled substances such as Cannabis. Compliance with laws, rules and regulations applicable to conducting commerce on the Internet is also a challenge for the Company. See “RISK FACTORS - Our business is subject to various government regulations.”

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Employees

As of December 31, 2017, we had one full time employee and six part-time employees, four of whom are executive officers of Med-X. As of December 31, 2017, PSH had 13 full-time employees and no part-time employees. Med-X plans to actively hire employees at such time as it has sufficient capital or financing to fund the expanded launch of its business plan.

Property

We currently sublease approximately 2,500 square feet of office space at 8236 Remmet Avenue, Canoga Park, California 91304, from our affiliate, Pacific Shore Holdings. Inc., at no cost on a five year lease. We also occupy a 600 square foot indoor Cannabis cultivation research facility in Los Angeles County, California that we lease from our President at no cost (except for payment of utility costs) on a five-year term to enable the information recorded by the patient group to be made available to the Company. We currently cultivate various non-Cannabis garden plants testing and verifying the effects of Nature-Cide products. In 2015 and early 2016 we conducted cultivation as a patient group on a variety of different Cannabis strains at the facility. We plan to continue to conduct research and development associated with the Cannabis compound identification and extraction operation at this facility, subject to compliance with California state laws, rules and regulations.

Seasonality

Our operations may be materially affected by seasonality. Nature-Cide® is likely to have high sales volumes during the spring and summer months when insects and pests are more likely to be present and agricultural operations are at their peak. Lower sales volumes may be experienced at other times during the year. The planned Cannabis growing and sales operations (i.e., once legalization takes place) are not expected to be materially affected by seasonality, as we plan to grow, harvest and sell Cannabis on a year round basis utilizing indoor hydroponics and greenhouses for a portion of the cultivation operations. Our outdoor Cannabis production may, however, be adversely affected by weather conditions such as cold or excessively warm temperatures and excess wetness or drought, to the extent that our crops are grown outdoors and not in the controlled environmental conditions of greenhouses.

Risk Factors

The purchase of shares of our common stock involves substantial risks. Each prospective investor should carefully consider the following risk factors, in addition to any other risks associated with this investment, and should consult with his own legal and financial advisors.

General

The discussions and information in this Annual Report may contain both historical and forward-looking statements. To the extent that the Annual Report contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance of our Cannabis and Nature-Cide® products, inability to acquire farm property, inability to obtain legal permission to grow, supply and sell Cannabis, inability to sell our Cannabis and Nature-Cide® products, unrecoverable losses from theft, intense competition, including entry of new competitors, falling demand for Cannabis for medical or recreational use, adverse federal, state, and local government regulation, failure of new markets for Cannabis to become legal and available, contraction of the market for medical Cannabis in California, including the closing of medical Cannabis dispensaries due to government order, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving us or our employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of our operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be alluded to in this Annual Report or in other reports issued us or third party publishers.

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Risks Relating to Business

We have a limited operating history, which makes it difficult to accurately evaluate our business prospects. We were formed in February 2014 to engage in the business of publishing content about the Cannabis industry, primarily online, for industry participants and the general public, growing and selling Cannabis on a wholesale basis, initially for the California medical Cannabis market, supplying related agricultural products to other commercial Cannabis growers, and researching and developing medicinal supplements for consumers from beneficial compounds extracted from Cannabis oil. We have launched only portions of our planned business. We have no government permit to legally grow and supply Cannabis in California or any other jurisdiction, and have yet to earn significant revenue. To date, we have built and are growing Cannabis at our indoor research cultivation facility, and have launched our Cannabis news website, but have not yet launched the other components of our business plan. In particular, little revenue is expected from our Cannabis compound identification and extraction program until Cannabis is legalized at the federal level. Accordingly, compound research and development for commercial purposes may not commence until 2020 or beyond. We cannot assure at this time that we will be able to execute our planned operations, that we will operate profitably, or that we will have adequate working capital to conduct our business. We believe that our success will depend in large part on government policy, the public’s acceptance of our products and our ability to fulfill wholesale and retail purchase orders for Cannabis, Nature-Cide® and other branded and non-branded products. We intend to invest heavily in developing and marketing our products, including building and providing content for our websites, researching and developing our planned Cannabis compound identification and extraction system and automated pharmacy system for Cannabis, promoting and marketing our websites, products and services, acquiring farm property, building our planned farm, planting our Cannabis crop, and analyzing the market for our planned products. As a result, we will incur operating losses until we earn sufficient revenue from the sale of our products.

Customer complaints regarding our products and services could hurt our business. From time to time, we may receive complaints from customers regarding the quality of goods purchased from us. We may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against us if no reimbursement is made. We may become subject to product liability lawsuits from customers alleging injury because of a purported defect in our products or services, claiming substantial damages and demanding payments from us. We are in the chain of title when we supply or distribute products, and therefore are subject to the risk of being held legally responsible for them. These claims may not be covered by our insurance policies. Any resulting litigation could be costly for us, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on our business, results of operations, and financial condition. Any negative publicity generated as a result of customer frustration with our products or services, or with our websites, could damage our reputation and diminish the value of our brand name, which could have a material adverse effect on our business, results of operations, and financial condition.

The Cannabis industry is extremely speculative and its legality is uncertain. The possession, consumption, production and sale of Cannabis has historically been, and continues to be, illegal under federal law and in virtually all state and local jurisdictions, other than certain exceptions such as recent legalization in the jurisdictions of Colorado, Washington, Alaska, Oregon, California, Massachusetts, Maine, Nevada and Washington D.C., and for medical purposes in certain other states. While management believes that legalization trends are favorable and create a compelling business opportunity for early movers, there is no assurance that those trends will continue and be realized, that existing limited markets will continue to be available or that any new markets for Cannabis and related products will emerge for the Company. Our business plan is based on the premise that Cannabis legalization will expand, that consumer demand for Cannabis will continue to exceed supply for the foreseeable future, and that consumer demand for Cannabis for medical and recreational uses will grow as it becomes legal to possess and consume it. There is no assurance that this premise will prove to be correct or that we will be profitable in the future. There is no assurance that our Cannabis will be of the quality and type that will be accepted by the public or that our breeding of it will be effective. Investors in this Company may lose their investment in it.

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Our business plan is speculative. Our planned businesses are speculative and subject to numerous risks and uncertainties. The research and development of our two new proposed products, the Cannabis compound identification and extraction method and Cannabis pharmacy automation system, may not succeed in creating any commercial products or revenue due to functional failure, lack of acceptance or demand from the marketplace, technological inefficiencies, competition or for other reasons. The demand for news and information regarding Cannabis is uncertain. The further legalization of Cannabis in other state jurisdictions, or at the federal level, is not assured. The future demand for Cannabis for medical or recreational use is uncertain, even if favorable legislation progresses. The burden of government regulation on Cannabis industry participants, including growers, suppliers and consumers, is uncertain and difficult to quantify. There is no assurance that we will ever earn revenue or a profit.

As a company expected to be engaged in agricultural operations, we will be exposed to the risks inherent in farming. Planting, growing, harvesting and selling crops and farming in general, is inherently risky. Adverse weather, natural pests, fungus, agricultural and environmental diseases, falling market prices, excess supply, poor soil, lack of fertilizer and other hazards can destroy crops and inflict severe economic losses on any farm, even with greenhouse facilities. There is no assurance that we will not incur uninsured losses or be subject to hazards beyond our control, or that we will be economically successful or sustainable.

There is no assurance that any of our research and development activities will result in any proprietary technology or commercial products. As discussed, we plan to develop new proprietary products and services for the Cannabis industry, including compound identification and extraction and automated pharmacy systems. The development efforts for these products may fail to result in any commercial technology, products or services, or any proprietary or patentable technology. The products may not work, competitors may develop and sell superior products performing the same function, or industry participants may not accept or desire those products. We may not be able to protect our proprietary rights, if any, from infringement or theft by third parties. Government regulation may suppress or prevent marketing and sales of those products, even if they can be commercialized. We may have inadequate capital to successfully execute this aspect of our business plan.

Financial projections included with this Memorandum may prove to be inaccurate. Financial projections concerning our estimated operating results may be included with the Memorandum. Any projections would be based on certain assumptions which could prove to be inaccurate and which would be subject to future conditions, which may be beyond our control, such as general industry conditions. We may experience unanticipated costs, or anticipated revenues may not materialize, resulting in lower operating results than forecasted. We cannot assure that the results illustrated in any financial projections will in fact be realized by us. Any financial projections would be prepared by our management and would not be examined or compiled by independent certified public accountants. Counsel to us has had no participation in the preparation or review of any financial projections prepared by us. Accordingly, neither the independent certified public accountants nor our counsel would be able to provide any level of assurance on them. We cannot assure that we will earn net profits. We cannot assure that we will be able to raise capital in this placement of common stock, or that we will have sufficient capital to fund our business operations. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us.

We may not be able to successfully compete against companies with substantially greater resources. The Cannabis information, supply and pesticide industries are intensely competitive and we expect competition to intensify further in the future. Our website will be subject to intense competition for advertisers. We will be subject to intense competition from well-established commercial Cannabis growers and suppliers that have all necessary government permits. We will also be subject to intense competition from chemical insecticides, as well as other all natural insect repellents utilizing cedar wood oil, which have been on the market longer than Nature-Cide® and which are manufactured and marketed by competitors with more resources and brand recognition than us. We cannot assure that Nature-Cide® will compete effectively and experience sales. As a potential supplier of other products, we compete with several larger and better-known companies that specialize in supplying and distributing a vast array of commercial goods.

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We may be required to collect sales and other taxes. New excise taxes may be imposed on the sale and production of Cannabis by federal and state taxing authorities, suppressing sales. New government tax regulations may require that we as the supplier be responsible to collect those excise taxes, increasing our costs and risks. We do not expect to collect sales or other similar taxes with respect to goods sold by us via our website, except for buyers from the State of California. We expect to file quarterly sales tax returns with the State of California. Other states may, however, seek to impose sales tax collection obligations on out-of-state companies such as us, which engage in or facilitate online commerce, and a number of proposals have been made at the state and local level that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of Internet commerce, and could adversely affect our opportunity to derive financial benefit from such activities. Moreover, a successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the exchange of merchandise on our system could have a material adverse effect on our business, results operations, and financial condition. Legislation limiting the ability of the states to impose taxes on Internet-based transactions has been proposed in the U.S. Congress. We cannot assure that this legislation will ultimately be enacted into law or that the final version of this legislation will not contain a limited time period in which such tax moratorium will apply. In the event that the tax moratorium is imposed for a limited time period, there can be no assurance that the legislation will be renewed at the end of such period. Failure to enact or renew this legislation could allow various states to impose taxes on Internet-based commerce and the imposition of such taxes could have a material adverse effect on our business, results of operations, and financial condition.

Our business is subject to various government regulations. We are subject to various federal, state and local laws affecting the possession, consumption, production, supply and sale of Cannabis, and the manufacture and sale of pesticide products. The Federal Trade Commission, the Federal Food and Drug Administration, the Federal Drug Enforcement Agency and equivalent state agencies regulate all aspects of Cannabis and the advertising and representations made by businesses in the sale of products, which will apply to us. Cannabis is categorized under federal law as a Schedule 1 drug. Accordingly, the cultivation, production, transport, export, import, distribution, sale, marketing and use of Cannabis is prohibited under federal law. Certain activities that comply with state law, such as medical Cannabis in states where it has been legalized, are treated by the federal government with a non-enforcement policy under the internal guidelines of the “Cole Memorandum” published by the US Department of Justice. On January 4, 2018 the “Cole Memorandum” was rescinded. We will be required to obtain permits from various states in order to produce, supply and sell Cannabis and certain of our other products in those jurisdictions. We currently have no government permits to grow or sell Cannabis in any jurisdiction. Even if Cannabis is generally legalized at the federal and state government levels, commerce in Cannabis is still expected to be heavily regulated and taxed, which will have a material effect on our operating results, financial condition and business performance. We expect to be required to apply for licenses in California, even if it is generally legalized in our homestate, and there is no assurance that those licenses will be granted to us. Furthermore, because Cannabis remains illegal under federal law, banking, certain advertising, and trademark registration services, among other services, are generally not available to the Cannabis industry.

We are also subject to government laws and regulations governing health, safety, working conditions, employee relations, wrongful termination, wages, taxes and other matters applicable to businesses in general. We are not currently subject to direct federal, state or local regulation, or laws or regulations applicable to access to or commerce on the Internet, other than regulations applicable to businesses generally. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of new laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Although sections of the Communications Decency Act of 1996 were held to be unconstitutional by the U.S. Supreme Court, we cannot assure that similar laws will not be proposed and adopted in the future. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws was adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. In addition, numerous states, including the State of California in which our headquarters are located, have regulations regarding the manner in which “wholesalers/retailers” may conduct business and the liability of “wholesalers/retailers” in conducting such business. We cannot assure that any state will not attempt to impose additional regulations upon us in the future or that such imposition will not have a material adverse effect on our business, results of operations, and financial condition. Several states have also proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. The Federal Trade Commission also settled a proceeding with one online service regarding the manner in which personal information is collected from users and provided to third parties. Changes to existing laws or the passage of new laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace that could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs, or could in some other manner have a material adverse effect on our business, results of operations, and financial condition. In addition, because our services are expected to be accessible worldwide, and we expect to facilitate sales of goods to users worldwide, other jurisdictions may claim that we are required to qualify to do business as a foreign corporation in a particular state or foreign country. We are qualified to do business in one state in the United States, and our failure to qualify as a foreign corporation in a jurisdiction where it is required to do so could subject us to taxes and penalties for the failure to qualify, and could result in our inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations, and financial condition.

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We are subject to the rules and regulations of the Securities and Exchange Commission (“SEC”) and comparable state agencies. As a company raising investment capital, we are subject to federal and state government securities regulation. Accordingly, there is a risk that we could be subject to adverse government orders if we violate those regulations, which could have a material adverse impact on our operating results, financial conditions and business performance. In particular, we are subject to the reporting requirements of Regulation A+ (Tier 2) since we were declared qualified by the SEC for our offering of common stock under that regulation on November 3, 2015. We incurred a temporary suspension order by the SEC on September 16, 2016 due to a late filing of one of our required reports. While the temporary suspension order was ultimately vacated by the SEC Administrative Law Judge on May 8, 2017, lifting the suspension, we are still subject to a possible separate enforcement action against us by the SEC for the reporting violation, even though it has been rectified. An SEC enforcement action successfully asserted against us could cause us to be labeled a “bad actor” under Rules 506(d) and 507 of Regulation D of the Securities Act of 1933, as amended, and Rule 262 of Regulation A of the Securities Exchange Act of 1934, as amended, which would likely have a material adverse impact on our operating results, financial condition and business performance.

We cannot assure that we will earn a profit or that our products will be accepted by consumers. Our business is speculative and dependent upon acceptance of our custom Cannabis, Nature-Cide® and other potential branded and non-branded products by consumers, the medical and pharmacy industries, and commercial Cannabis growers. Our operating performance will be heavily dependent on whether or not we are able to earn a profit on the sale of our products and the products of other manufacturers from which we supply or distribute commercial goods. We may not be allowed to advertise any of our Cannabis products or such advertising may be severely limited under applicable federal, state and local law. We cannot assure that we will be successful or earn any revenue or profit, or that investors will not lose their entire investment.

We may not have adequate capital to fund our business. We will have limited capital available to us, to the extent that we raise capital from this offering. If our entire original capital is fully expended and additional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations, and business performance would be materially adversely affected. We cannot assure that we will have adequate capital to conduct our business.

We may incur uninsured losses. Although we maintain modest theft, casualty, liability, and property insurance coverage, along with workmen’s compensation and related insurance, we cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. In particular, we may incur liability if our Cannabis, Nature-Cide®, or one of our other products is deemed to have caused a personal injury. Should uninsured losses occur, the holders of our common stock could lose their invested capital.

Like most manufacturers and sellers of commercial goods, we will be subject to potential litigation. As a manufacturer and seller of commercial goods, we will be exposed to the risk of litigation for a variety of reasons, including product liability lawsuits, employee lawsuits, commercial contract disputes, government enforcement actions, and other legal proceedings. We cannot assure that future litigation in which we may become involved will not have a material adverse effect on our financial condition, operating results, business performance, and business reputation.

We cannot assure that we will have the resources to repay all of our liabilities in the future. We have liabilities and may in the future have other liabilities to affiliated or unaffiliated lenders. These liabilities represent fixed costs, which are required to be paid regardless of the level of business or profitability experienced by us. We cannot assure that we will not incur debt in the future, that we will have sufficient funds to repay our indebtedness or that we will not default on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business. We may utilize purchase order financing from third party lenders when we are supplying or distributing goods, which would increase our costs and the risks that we may incur a default, which would harm our business reputation and financial condition. We cannot assure that we will be able to pay all of our liabilities, or that we will not experience a default on our indebtedness.

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We may incur cost overruns in the development, production and distribution of our various products. We may incur substantial cost overruns in the development, production and distribution of Cannabis, Nature-Cide® and other products. Management is not obligated to contribute capital to us. Unanticipated costs may force us to obtain additional capital or financing from other sources, or may cause us to lose our entire investment in us if we are unable to obtain the additional funds necessary to implement our business plan. We cannot assure that we will be able to obtain sufficient capital to successfully continue to implement our business plan. If a greater investment is required in the business because of cost overruns, the probability of earning a profit or a return of the shareholders’ investment in us is diminished.

Certain services may not be available to the Cannabis industry. In general, the banking industry is not yet providing services to the Cannabis industry in the United States. Certain advertising and trademarking services are also not yet available to the Cannabis industry, and there is no assurance as to if or when those services will become available. The lack of those services for us could have a material adverse impact on our operating performance and financial condition.

If we are unable to pay for material and services timely, we could be subject to liens. If we fail to pay for materials and services for our business on a timely basis, our assets could be subject to material men’s and workmen’s liens. We may also be subject to bank liens in the event that we default on loans from banks, if any.

Directors and officers have limited liability. Our bylaws provide that we will indemnify and hold harmless our officers and directors against claims arising from our activities, to the maximum extent permitted by California law. If we were called upon to perform under our indemnification agreement, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

If we were to lose the services of our key personnel, we may not be able to execute our business strategy. Our success is substantially dependent on the performance of our executive officers and key employees. The loss of any of our officers or directors would have a material adverse impact on us. We will generally be dependent upon Matthew Mills for the direction, management and daily supervision of our operations. See “MANAGEMENT.”

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may not be able to grow effectively. Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, our future success will depend in large part on our ability to retain key consultants and advisors. We cannot assure that any skilled individuals will agree to become an employee, consultant, or independent contractor of Med-X. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

The consideration being paid to our management was not based on arm’s length negotiation. The common stock and cash consideration paid or being paid by us to our management have not been determined based on arm’s length negotiation. While management believes that the consideration is fair for the work being performed, we cannot assure that the consideration to management reflects the true market value of its services.

Management has conflicts of interest in managing Med-X and PSH. Management’s compensation from us has not been determined pursuant to arm’s-length negotiation, and its allocation of time to us may be impaired by other outside activities in which members of management may be engaged. Management believes that it will have the resources necessary to fulfill its management obligations to all entities for which it is responsible. See “MANAGEMENT.”

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We only have two independent directors. Currently, the members of our board of directors are Matthew Mills, Ronald J. Tchorzewski, Dr. David E. Toomey, Jennifer Mills, Dr. Morton Hyson and Dr. Allan Kurtz. Only two of these directors, Dr. Hyson and Dr. Kurtz, are considered “independent directors,” as defined under Financial Industry Regulatory Authority, Inc. (“FINRA”) listing standards and Nasdaq Marketplace Rules. Currently we do not have any committees of the board of directors. We plan to form audit and compensation committees in the future, but may need to add one or two more independent directors with financial acumen before we can form those committees. A majority of persons on our board of directors are not considered to be independent directors, and, when voting in concert, can make decisions for the whole board of directors.

Our bylaws may be amended by our board and our articles and bylaws may be amended by a majority vote of our shareholders. Under the Nevada Corporations Law, a corporation’s articles of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, and a majority of the outstanding shares of each class entitled to vote as a class, unless the certificate requires the vote of a larger percentage of shares. Our Articles of Incorporation, as amended, do not require the vote of a larger percentage of shares. As permitted under the Nevada Corporations Law, our bylaws give our board of directors the power to adopt, amend, or repeal our bylaws. Our shareholders entitled to vote have concurrent power to adopt, amend, or repeal our bylaws.

Risks Related to Our Common Stock

If we issue additional shares of our stock, shareholders may experience dilution in their ownership of us. We are authorized to issue up to 300,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. We have the right to raise additional capital or incur borrowings from third parties to finance our business. Our board of directors has the authority, without the consent of any of our stockholders, to cause us to issue more shares of our common stock and preferred stock. Consequently, shareholders may experience more dilution in their ownership of us in the future. Our board of directors and majority shareholders have the power to amend our certificate of incorporation in order to effect forward and reverse stock splits, recapitalizations, and similar transactions without the consent of our other shareholders. We may also issue net profits interests in Med-X. The issuance of additional shares of capital stock or net profits interests by us would dilute shareholders’ ownership in us.

We cannot assure that we will pay dividends. We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing its capital base and marketing. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase shares of our common stock. We cannot assure that we will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors.

Our principal shareholders own and will own for the foreseeable future voting control of Med-X. Our current officers, directors, founders and principal shareholders currently own capital stock representing more than a majority of the outstanding voting power of the Company. These shareholders are able to exercise significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In the proposed merger with Pacific Shore, Matthew Mills is redeeming for cancellation a substantial number of his shares of common stock of Med-X, thereby mitigating economic dilution for the existing Med-X shareholders, but he is also being issued 10,000 shares of Med-X Series A Preferred Stock (super voting) conferring on him 51% voting power of the Med-X shareholders at all times. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our shareholders.

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We cannot assure that a public trading market for our common stock will ever be established. At present, there is no active trading market for our securities, and we cannot assure that a trading market will develop. Our common stock has no trading symbol. In order to obtain a trading symbol and authorization to have our common stock trade publicly, we must file an application on Form 211 with, and receive the approval by, the Financial Industry Regulatory Authority (“FINRA”), of which there is no assurance, before active trading of our common stock could commence. If our shares of common stock ever publicly trade, they may be relegated to the OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD’s automated quotation system, or NASDAQ Stock Market. Prices for securities traded solely on the Pink Sheets may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, of which there is absolutely no assurance, no shares could be sold under Rule 144 or otherwise until we become a current public reporting company with the Securities and Exchange Commission or otherwise are current in our business, financial and management information reporting, and applicable holding periods have been satisfied.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Our common stock would be subject to the “Penny Stock” rules of the Securities and Exchange Commission if it were publicly traded and may be difficult to sell. Our shares of common stock are “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse. Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

•	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

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Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our shares of common stock. The occurrence of these patterns or practices could increase the volatility of our share price.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Annual Report. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Annual Report.

Med-X, Inc. (“Med-X”, “we”, “us”, “our”, or the “Company”) is a Nevada corporation formed in February 2014 and is engaged in the business of green scene product development, distribution, and marketing. Its business is expected to expand significantly as a result of the closing of its merger with Pacific Shore Holdings, Inc. (“PSH” or “Pacific Shore”), its affiliate, on April 16, 2018. The Company and PSH have developed a series of proprietary natural “green” branded products under division names Nature-Cide®, Thermal-Aid®, Home Spa™ and Maliblu Brands. Nature-Cide® products are all-natural essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries, including professional pest control, janitorial, hospitality, transportation and agriculture, as well as the Cannabis cultivation industry. Thermal-Aid®, Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System® are 100% natural heating/cooling pain and physical therapy products for painful ailments affecting adults, children and animals. Nature-Cide® and Thermal-Aid® are distributed through ecommerce platforms and through national distribution outlets positioned around the United States. Home Spa Shower Sprays are essential oil-based products distributed through various ecommerce platforms. Maliblu Brands are all-natural essential oils, including Hemp and CBD oil products, designed for various ailments and are still in the development stage. The Company also operates the MJT Network® through the Company’s online media platform, www.marijuanatimes.org, which publishes high quality media content regarding Cannabis to generate revenue from advertisers and traffic optimizing venues. The network includes smart phone and tablet applications and also publishes a daily news video through social and news applications. Med-X also plans, to the extent it is legal to do so, to cultivate high quality custom-bred cannabis for the medical market to treat such aliments as pain, sleep deprivation, appetite disorders, and neurological pathologies or their symptoms. Besides suppling Nature-Cide products to pest control, hospitality, janitorial and agricultural industries, Med-X also plans to supply proprietary and non-proprietary products, including Nature-Cide insecticides, pesticides, granular and soil blends to legally operating cannabis agricultural operators. As these core businesses evolve, and it becomes legal to do so, we will seek to develop and monetize (i) techniques for the recognition and extraction of Cannabis compounds for the medical industry, and (ii) a cost-effective pharmacy automation system for the pharmaceutical and Cannabis industries.

The Company plans to supply products to the agricultural and supply industries, including recently licensed Nature-Cide® brands such as Nature-Cide’s® Pest Management and All-Purpose formulations, as well as a special insecticidal soil, for which we filed a patent application with the United States Office of Patents and Trademarks in 2015. Nature-Cide® is a proprietary all natural essential oil insecticide/miticide/nematicide that repels and kills a wide variety of pests, including insects that are commonly known to damage Cannabis crops. Nature-Cide® is owned, manufactured and distributed by PSH, a substantially owned subsidiary of Med-Xonce the merger is effective April 16, 2018.

If and only when its legally permitted to do so, the Company’s planned compound identification and extraction research and development operation will be conducted primarily at the Company’s existing 600 square foot indoor cultivation center in Los Angeles County, California, where controlled quantities of high quality Cannabis were being grown, harvested and stored for research and medical use in 2015 and early 2016, to the extent permitted by California law. The fundamental premise of the operation is to make Cannabis oil from the plant, extract a variety of medicinal compounds from the oil, especially the non-THC Cannabidiol (CBD) compounds found in Cannabis and, when seeking supplements for pain management and relief, also THC compounds, testing the efficacy of the supplement prototypes, and producing, marketing and selling natural supplements containing these compounds. The Company has purchased and utilized special equipment designed to facilitate the compound identification and extraction process. Preliminary research in the industry indicates that CBD-based compounds from Cannabis may be effective in treating the symptoms of certain neurological pathologies, but there is much additional research needed to reliably commercialize CBDs for medical purposes. There is no assurance that the Company will be successful in making or selling any medicinal supplements from the CBD or THC compounds identified and extracted by it.

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The Company may acquire sufficient indoor and outdoor farm property in California to grow, harvest and sell high quality, custom-bred Cannabis for the California medical and recreational markets, for compound identification and extraction, and for other markets that become legally available to the Company in the future as a California grower.

The primary sources of short term revenue for Med-X are expected to be the proceeds from advertising dollars generated from content published on the Company’s media outlet, www.marijuanatimes.org, as well as through the sale of industry related merchandise. Management also believes that substantial revenue can be earned from the online sale of Nature-Cide® and other proprietary products and services to medicinal use patients who are engaged in legal Cannabis cultivation as well as the Cannabis agricultural business, including indoor greenhouse operations. Med-X may also earn revenue from providing consulting services to other Cannabis industry participants. In the short run, consulting services, licensing and other methods of monetization may be utilized. In the long run, revenue is anticipated from the Company’s planned Cannabis compound identification and extraction system along with development of our planned pharmacy automation system and our planned Cannabis products, assuming our research and development of those planned products and services are successful. No revenue is expected from the sale of Cannabis or medicinal Cannabis compounds for medical or recreational use until such sale is legal. Management believes it will eventually see revenue from growing, harvesting and selling high quality, custom-bred Cannabis for the California medical and recreational Cannabis markets. As a California grower, the Company will approach other markets that become legally available to it in the future, if any.

Our operational expenditures are primarily related to development of The Marijuana Times platform, marketing costs associated with getting users to join our network and engage with other users, and the costs related to being a fully reporting company with the Securities and Exchange Commission. Since inception in 2015, The Marijuana Times has built a growing network of users. This growth has been aided by the growing use of mobile applications and the popularity of the Cannabis legalization movement among young adults.

Results of Operations

For the Years Ended December 31, 2017 and December 31, 2016

Revenue. Total revenue for the year ended December 31, 2017 was $27,269 compared to $16,255 for the year ended December 31, 2016. The increase in revenue of $11,014 is attributable to an increase in Digital Media Advertising of $14,606 in conjunction with a decrease of $3,592 in the sale of Nature-Cide products to Cannabis cultivators.

Operating Expenses. Operating expenses for the year ended December 31, 2017 were $755,768 compared to $1,606,442 for the year ended December 31, 2016. The decrease in operating expenses is attributable to a decrease in employee count, attendance at industry trade shows, professional fees, significantly less sales and marketing activities as well as lower non-cash compensation expense related to implementation of a Stock Option Plan.

Net Loss. Net loss year for the year ended December 31, 2017 was $736,251 compared to $1,592,461 for the year ended December 31, 2016. This reduction in net loss is due to a decrease in employee count, attendance at industry trade shows, professional fees, significantly less sales and marketing activities as well as lower non-cash compensation expense related to implementation of a Stock Option Plan.. Currently operating costs exceed revenue due to revenue growing at a slower pace than anticipated. We cannot assure when or if revenue will exceed operating costs.

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Liquidity and Capital Resources

We had cash of $150,255 at December 31, 2017 and $88,795 at December 31, 2016, primarily from the proceeds of capital raised by the Company in its Regulation A+ Offering of common stock which commenced in February, 2016 and the Company’s private placement of common stock which commenced in February 2017 and in 2016 from the Company’s private placement of common stock pursuant to Rule 506(c) of the Securities Act of 1933.

During the year ended December 31, 2017, we used $469,302 of cash for operating activities. A portion of the funds was used to pay general and administrative costs, professional fees and sales and marketing activities.

During 2016 to December 31, 2016, we used $1,121,613 of cash for operating activities. A large portion of the funds was used to pay general and administrative costs, professional fees and support of significant sales and marketing activities.

Cash provided by financing activities during the year ended December 31, 2017 was $530,762. Of this amount, $360,277 was related to the issuance of shares of common stock during the period offset by restricted cash of $43,485. An additional amount of $127,000 was provided through proceeds of a Note with a related party, Cash provided by financing activities from the issuance of shares of common stock during 2016 was $1,090,352. Since inception, our capital needs have primarily been met from the private placement of our common stock at $0.50 per share which concluded on January 31, 2016, the Regulation A+ Offering of common stock at $.60 per share which commenced on February 8, 2016 and the private placement of our common stock at $.60 per share which commenced in October, 2016 and February 1, 2017.

We will have additional capital requirements during 2018 and 2019. We do not expect to be able to satisfy our cash requirements through sales of the Nature-Cide product line as well as digital media advertising, and therefore we will attempt to raise additional capital through the sale of our common stock. We commenced a private placement offering of 5,000,000 shares of our common stock at $0.60 per share under Rule 506(c) of the Securities Act of 1933, as amended, on February 1, 2018.

We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring operating deficits that are expected to continue for the foreseeable future.

Restricted Cash

The Company has funds held in escrow by an Escrow Agent received from the Company’s Regulation A+ Offering. As of December 31, 2017, the Company had $12,241. These funds are being held by the Escrow Agent per provisions within the Escrow Agreement.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout management’s Discussion and Analysis or Plan of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

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Revenue Recognition

Revenue includes product sales. The Company recognizes revenue from product sales in accordance with Topic 605 “Revenue Recognition in Financial Statements” which is at the time customers are invoiced at shipping point, provided title and risk of loss has passed to the customer, evidence of an arrangement exists, fees are contractually fixed or determinable, collection is reasonably assured through historical collection results and regular credit evaluations, and there are no uncertainties regarding customer acceptance.

The Company had minimal revenue from several customers during 2017 and minimal revenue in 2016 from two customers. The Company had no returns during 2017 and 2016.

Stock Based Compensation Expense

We expect to account any share-based compensation pursuant to SFAS No. 123 (revised 2004) Share-Based Payment, or SFAS No. 123R. SFAS No. 123R requires measurement of all employee share-based payments awards using a fair-value method. When a grant date for fair value is determined, we will use the Black-Scholes-Merton pricing model. The Black-Scholes-Merton valuation calculation requires us to make key assumptions such as future stock price volatility, expected terms, risk-free rates and dividend yield. The weighted-average expected term for stock options granted was calculated using the simplified method in accordance with the provisions of Staff Accounting Bulletin No. 107, Share-Based Payment. The simplified method defines the expected term as the average of the contractual term and the vesting period of the stock option. We will estimate the volatility rates used as inputs to the model based on an analysis of the most similar public companies for which Med-X has data. We will use judgment in selecting these companies, as well as in evaluating the available historical volatility data for these companies.

SFAS No. 123R requires us to develop an estimate of the number of share-based awards which will be forfeited due to employee turnover. Annual changes in the estimated forfeiture rate may have a significant effect on share-based payments expense, as the effect of adjusting the rate for all expense amortization after January 1, 2006 is recognized in the period the forfeiture estimate is changed. If the actual forfeiture rate is higher than the estimated forfeiture rate, then an adjustment is made to increase the estimated forfeiture rate, which will result in a decrease to the expense recognized in the financial statements. If the actual forfeiture rate is lower than the estimated forfeiture rate, then an adjustment is made to decrease the estimated forfeiture rate, which will result in an increase to the expense recognized in the financial statements. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. We have never paid cash dividends, and do not currently intend to pay cash dividends, and thus have assumed a 0% dividend yield.

Med-X will continue to use judgment in evaluating the expected term, volatility and forfeiture rate related to its stock-based awards on a prospective basis, and in incorporating these factors into the model. If our actual experience differs significantly from the assumptions used to compute its stock-based compensation cost, or if different assumptions had been used, we may record too much or too little share-based compensation cost. Med-X recognizes expense using the straight-line attribution method.

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Item 3. Directors and Officers

Executive Officers and Directors of Med-X

The table below sets forth our directors and executive officers of as of the date of this Annual Report.

Name	Position	Age	Term of Office	Approximate Hours Per Week

Dr. David E. Toomey	Director and Chief Executive Officer	53	Inception to Present (1)	(2)

Matthew A. Mills	Chairman of the Board, President and Chief Operating Officer	53	Inception to Present (1)	(2)

Ronald J. Tchorzewski	Director and Chief Financial Officer	67	Inception to Present (1)	(2)

Jennifer J. Mills	Director, Executive Vice President of Human Resources and Corporate Secretary	47	Inception to Present (1)	(2)

Dr. Morton I. Hyson	Director	67	April 15, 2015 to Present (1)	(3)

Dr. Allan Kurtz	Director	58	April 15, 2015 to Present (1)	(3)

_______________

(1)	This person serves in this position until the person resigns or is removed or replaced by a duly authorized action of the Board of Directors or the shareholders. This person has been in the indicated position with the Company since the Company’s inception in February 2014, or since the date indicated, if not since inception.

(2)	This person works part-time for the Company, approximately 10 to 15 hours per week.

(3)	This person is an independent director of the Company.

David E. Toomey, D.O., A.C.O.F.P., has been the Chief Executive Officer and director of Med-X since its inception in February 2014. He has been Executive Vice President and Director of Pacific Shore Holdings, Inc. since its inception in December 2007. Dr. Toomey is a board-certified family physician specializing in family medicine, geriatric care, and hospice and palliative care for more than twenty years. He has served on the Physician Consultant Board of several fortune 500 insurance companies, where he was responsible for developing physician practice guidelines. He has participated in numerous phase 3 and 4 study protocols for several multi-national pharmaceutical companies. Dr. Toomey is currently the President of TDP Enterprises, LLC. Medical Group, a position he has held for the last 15 years. Dr. Toomey is a Medical Director for several hospice and palliative care organizations, a position he has held for the last 8 years. He continues to actively practice clinical medicine. Dr. Toomey attended Saint Joseph’s University in Philadelphia, Pennsylvania and graduated in 1991 from the Philadelphia College of Osteopathic Medicine.

Matthew A. Mills has been our Chairman of the Board, President and Chief Operating Officer since our inception in February 2014. He is also the Chairman, Chief Executive Officer, and President of Pacific Shore Holdings, Inc. (“Pacific Shore”), positions he has held since January 2008. From July 2001 to June 2003, Mr. Mills was the Chief Operating Officer of Bidz.com Inc., an online auction company (“Bidz”). He began working for Bidz in 1998 where his responsibilities included operations, banking, marketing, investor relations, public relations, and business development. In January 2002, Mr. Mills was promoted to the position of Investor Relations Director of Bidz. From March 2001 to January 2002, Mr. Mills was the Vice President of Marketing for Bidz and was responsible for managing all areas of marketing for Bidz. From December 1995 to August 1998, Mr. Mills was a regional manager for Ford Motor Company in Los Angeles, California, where he was responsible for financing documentation, customer service and returned vehicle processing. From November 1993 to November 1995, he owned and operated Imports Plus, a private company that imported floral products from Mexico to Los Angeles, California. From June 1987 to September 1993, Mr. Mills was a wholesale auction manager for Sports Cars West Ltd. located in Reseda and Oceanside, California. Mr. Mills attended the University of Arizona from January 1983 until June 1986, where he concentrated in Psychology and Economics.

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Ronald J. Tchorzewski has been a director and Chief Financial Officer of Med-X since its inception in February 2014. He is also the Chief Financial Officer of Pacific Shore, a position he has held since June 2010. Mr. Tchorzewski has over thirty-five years of experience in financial accounting and reporting. He is currently the owner of CFO Consultancy in Escondido, California. Founded by Mr. Tchorzewski in 2009, CFO Consultancy is an independent consulting service providing chief financial officer level support, including business plan development, capital raising advice, and day-to-day accounting services to start-up and developmental stage companies. From 2008 to 2009, Mr. Tchorzewski was the chief financial officer and corporate controller of TV Magic, Inc., a full service technology company encompassing all aspects of systems design, engineering, procurement of equipment and materials, installation, testing, and maintenance of broadcast quality television, and audio visual installations located in San Diego, California. From 2005 to 2008, he was the chief financial officer and corporate controller of Framemax, Inc., a light gauge steel prefabricated panelized wall systems manufacturer and installer located in Poway, California. From 2003 to 2005, he was the chief financial officer and corporate controller of Skyriver Communications, Inc., a high-speed wireless broadband internet access and Wi-Fi solution provider located in San Diego, California. From 1999 to 2001 he was chief financial officer for Internet Appliance and iPolicy Networks which were startups in the Internet space. From 1996 to 1999 he was chief financial officer for SoloPoint, a consumer telephonic device company which was a publicly traded company. From 1993 to 1996 he was chief financial officer for ULTRADATA Corporation, a financial services software company which he managed through an IPO. From 1987 to 1993 he was Vice President and Corporate Controller for Cadence Design Systems, a public company which is a world leader in Electronic Design Automation software. Mr. Tchorzewski holds a master’s degree in business administration (finance) and a Bachelor of Science degree in business administration (accounting) from Seton Hall University.

Jennifer J. Mills has been a director, Executive Vice President and Corporate Secretary of Med-X since its inception in February 2014 and a director and Corporate Secretary of Pacific Shore since January 2011. From September 1993 to November 2000, Mrs. Mills worked for McNutt & Taylor, CPAs as a bookkeeper. Her duties included handling accounts payable, accounts receivable, and payroll, reconciling financial and bank statements, preparing month-to-date, quarter-to-date, and year-to-date financial reports, and corresponding with clientele. From June 1992 to September 1993, Mrs. Mills was a member of the accounting department for South Pacific Rehab Services (“SPRS”) in Encino, California. Her responsibilities at SPRS included assisting the Vice President, handling accounts payable, accounts receivable, and payroll and corresponding with therapists and rehab facilities. From March 1990 to June 1992, Mrs. Mills was the office manager of Park Place Management, where she was in charge of all rental agreements, accounts payable, accounts receivable, and payroll. Mrs. Mills received her bachelor degree in liberal studies with an emphasis in mathematics from California State University, Northridge in 1994. Jennifer Mills is the wife of Matthew Mills.

Dr. Allan Kurtz has been a director of Med-X since April 15, 2015 and of Pacific Shore since January 2011. Dr. Kurtz is board certified in internal medicine and has owned and operated Allan Kurtz, a Professional Medical Corporation, since 1986. Dr. Kurtz received his medicine doctor degree from the College of Health Sciences in Des Moines, Iowa in 1980 and completed a rotating internship and an internal residency at Botsford General Hospital in Farmington Hills, Michigan in 1984. Since 1986, Dr. Kurtz has been the Medical Director of Warner Medical Center and the California Center of Longevity Medicine. He is also a long time member of the American Osteopathic College of Internal Medicine.

Dr. Morton I. Hyson has been a director of Med-X since April 15, 2015. Since November 1990, Dr. Hyson has been in private practice as a Board Certified Neurologist in Las Vegas, Nevada. He is also a Clinical Assistant Professor at Touro University in San Francisco, California, where he has been teaching since September 2000. He also serves as a Clinical Associate Professor at the University of Nevada, School of Medicine, where he has been teaching since October 1993. He was a Neurologist in private practice in Arlington, Texas from 1983 until 1990, where he also served as a Clinical Associate Professor at the University of Texas, Southwestern Medical School in Dallas, Texas from October 1983 until October 1990. Dr. Hyson also served as the Medical Director of the Muscular Dystrophy Association in Las Vegas, Nevada from September 1991 until June 1993. Dr. Hyson earned a Bachelor of Arts in Music in 1992 from the Cleveland Institute of Music, Case Western Reserve University, after attending the University of Michigan from 1967 to 1969 in pre-medical studies. From 1972 until 1974, Dr. Hyson attended Cincinnati Conservatory of Music, where he studied Opera. Dr. Hyson returned to his medical studies in 1974 when he attended Columbia University from September 1974 until May 1975. He earned his M.D. from Wayne State University School of Medicine in 1979, and was an Intern in Internal Medicine at Sinia Hospital of Detroit from 1979 until 1980. Dr. Hyson did his Neurology Residency at McGill University, Montreal Neurological Hospital from 1980 to 1983. He is certified by the American Board of Psychiatry and Neurology and the National Board of Medicine Examiners. His professional affiliations include the American Medical Association, the American Academy of Neurology, the American Academy of Neurological and Orthopedic Surgeons, the American Headache Society, the Clark County Medical Society, the Nevada State Medical Association and the Conroe Regional Medical Center. Dr. Hyson is the inventor and grantee of three patents in the medical field issued by the United States Office of Patents and Trademarks, which he has licensed to Pacific Shore:

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DEVICE AND METHOD FOR TREATMENT OF HEADACHE

Patent Number 5,700,238

Date Granted: December 23, 1997 – United Stated Patent Office

MEDICATED WRAP

Patent Number 6,313,370 B1

Date Granted: November 6, 2001 - United Stated Patent Office

MEDICATED WRAP

Patent Number: 7186260

Date Granted: March 6, 2007 - United Stated Patent Office

Administrative Order and Settlement with State Securities Commissions

In July 2011, the Pennsylvania Securities Commission issued a Summary Order to Cease and Desist against Pacific Shore and our President, Matthew Mills. The Summary Order directed respondents to cease from making telephone solicitations to persons with whom they did not have a pre-existing business relationship. We achieved a settlement with the Commission which resulted in the Summary Order being rescinded on November 22, 2011.

On August 7, 2013, the California Department of Business Oversight issued a Desist and Refrain Order (the “Order”) against Pacific Shore and Matthew Mills. The Order asserted that in June 2011, the respondents had offered shares from the State of California by calling a person with whom they did not have a pre-existing relationship. Respondents believe that this Order stems from the same facts as the Pennsylvania Order that was rescinded. The California Order stated that the respondents were to cease and desist from further offer or sale of securities in the State of California until qualification is made or unless the offer and sale are exempt from qualification. In October 2013, Pacific Shore commenced a private placement of common stock in compliance with Rule 506(c) of Regulation D of the Securities Act of 1933, as amended, which is exempt from qualification in California and permits general solicitation.

Administrative Order for Temporary Suspension by Securities and Exchange Commission

The Company received a certified letter on September 22, 2016 which was dated September 16, 2016 from the Securities and Exchange Commission (“SEC”). This letter issued an Order Temporarily Suspending Exemption of the Company’s Regulation A+ Offering due to the Company not filing its 2015 Annual Report on Form 1-K by April 30, 2016. On September 19, 2016, the Company filed its 2015 Annual Report on Form 1-K and 2016 Semiannual Report on Form 1-SA with the SEC, which acknowledged them. The Company requested the suspension be lifted and the offering be reinstated as the appropriate filings have been made by us and received by the SEC. The Company opposed the SEC’s request for a permanent suspension. A hearing on the matter was held on January 10, 2017 and January 25, 2017 and post-hearing briefing was completed on April 7, 2017. On May 8, 2017, an SEC administrative law judge ruled in favor of the Company and entirely lifted the suspension order, enabling the Company to resume its current offering of common stock under Regulation A+ (Tier 2) of the Securities Exchange Act of 1934, as amended. No claims for damages, rescission or other relief were asserted by the SEC.

Compensation of Executive Officers

Since its inception in February 2014, Med-X paid the following annualized salaries to its current executive officers:

Name	Capacities in which compensation was received	Cash compensation ($)		Other compensation ($)	Total compensation ($)

Dr. David E. Toomey	Chief Executive Officer	$0		$0	$0

Matthew A. Mills	President and Chief Operating Officer	$0		$0	$0

Ronald J. Tchorzewski	Chief Financial Officer	$0		$0	$0

Jennifer J. Mills	Executive Vice President of Human Resources and Corporate Secretary	$0	(1)	$0	$0	(1)

_____________

(1)	Med-X commenced paying this person a monthly salary of $3,000, which commenced on April 1, 2015 and temporarily ended on September 30, 2016. This person received $3,000 per month from January 1, 2017 through March 31, 2017. Effective April 1, 2017 this person was not receiving a salary.

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We may commence paying salaries and providing other employment benefits to our executive officers in the near future in amounts to be determined by our board of directors, when the Company has sufficient funds. Our directors and executive officers are also reimbursed for their business expenses. We expect to pay employee compensation in the form of salary, bonus and benefits to other executive officers who may be hired during the fiscal year ending December 31, 2018, in amounts to be determined. The employment compensation for certain executive officers may include automobile and housing allowances.

Employment Agreements

We have not entered into any employment agreements with our executive officers or other employees to date. We may enter into employment agreements with them in the future. A stock incentive program for our directors, executive officers, employees and key consultants has been established.

Stock Option Plan

On May 2, 2016, the Company adopted its 2016 Stock Incentive Plan (the “Plan”). The Plan allows the Company to offer stock options or restricted shares of common stock subject to specified vesting conditions to employees, directors, consultants and members of the board of directors. Under the Plan, the maximum aggregate number of shares that may be issued is10,000,000 shares. The term of the options may not exceed 10 years from the date of grant. As of grant date, 37.8% of the shares shall vest on the grant date, and enter remaining portion 62.2% of the shares subject to the options shall vest each quarterly thereafter per individual option grants. The grants were made to thirteen employees, two independent directors and three consultants. The exercise price of the stock options is $0.60 per share for 3,145,000 of them and $0.66 per share for 1,000,000 of them. As of December 31, 2017, the aggregate grant date fair value of the options was $617,359 and the aggregate amount expensed during the year was $150,362. During 2017, 115,000 options were forfeited and cancelled due to two employees leaving the Company and choosing to not exercise their options.

The fair value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for each applicable period.

(1) Risk-free interest rate - Risk-free interest rate was based on the US Treasury bond yield for a similar duration, as of the day of grant.

(2) Volatility - Volatility was based on the volatility of the Company, analyzed over historical weekly share prices for one year immediately prior to the day of grant.

(3) Dividend yield - Dividend yield was estimated by the Company based on its expected dividend policy over the contractual life of the options.

(4) Fair value of the ordinary shares - When estimating the fair value of the ordinary shares on the grant dates, management used the pricing in the most recent financing activities.

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The following is a summary of the Company’s stock option activity for the year ended December 31, 2017:

		Weighted	Aggregate
	Options	Average	Intrinsic
	Outstanding	Exercise Price	Value

Outstanding at December 31, 2016	4,145,000	$0.61	$-
Granted	-	$-
Canceled	115,000	$0.61
Exercised	-
Outstanding at December 31, 2017	4,030,000	$0.61
Exercisable at December 31, 2017	3,318,956	$0.61

The number and weighted average exercise prices of all options outstanding as of December 31, 2017, are as follows:

Options Outstanding
			Weighted
		Weighted	Average
	Number	Average	Remaining
	Outstanding	Exercise	Contractual Life
Exercise Price	31-Dec-17	Price	(Years)

$0.66	1,000,000	$0.66	3.3
$0.60	3,030,000	$0.60	8.3
	4,145,000	$0.61	6.9

33

The number and weighted average exercise prices of all options exercisable as of December 31, 2017, are as follows:

Options Exercisable
			Weighted
		Weighted	Average
	Number	Average	Remaining
	Outstanding	Exercise	Contractual Life
Exercise Price	31-Dec-17	Price	(Years)

$0.66	937,500	$0.66	3.3
$0.60	2,381,456	$0.60	8.3
	3,318,956	$0.61	6.9

Warrants

During 2017 the Company issued 71,944 warrants under an Agreement with a third-party platform as part of its compensation for handling the Regulation A+ investor activity. The number of warrants were calculated based upon the number of investors during each period. The exercise price of the warrants is at $.60 per share. Since the warrants were issued in connection with raising equity there was no income statement impact of the issuance of the warrants as the entry to record the warrants at their fair value of $18,516, was a debit to Additional Paid in Capital with the credit offset to Additional Paid in Capital.

The fair value of the warrants was computed using the same assumptions described in the discussion of Stock Based Compensation Expense. These warrants are plain vanilla warrants and are classified as equity as there is no reset or other provisions to affect their classifications.

Board of Directors

Our board of directors currently consists of six directors. Two of our directors are “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, to serve on our planned committees.

Committees of the Board of Directors

We plan to establish an audit committee, compensation committee and a nominating and governance committee. Until such committees are established, matters otherwise addressed by such committees will be acted upon by independent directors, who will advise the whole board of directors in the course of seeking authorization for any proposed resolutions, or for general reports and recommendations. The following is a brief description of our contemplated committees.

Audit Committee. We plan to establish an audit committee consisting of members considered to be independent as defined in Rule 4200 of FINRA’s listing standards and who meet the applicable FINRA listing standards for designation as an “Audit Committee Financial Expert.” Currently management does not believe that it has an independent director who qualifies as a financial expert to form the planned audit committee. Our board of directors also plans to adopt a written charter of the audit committee. The functions of the audit committee will include:

•	meeting with management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;

•	engaging and pre-approving audit and non-audit services to be rendered by our independent auditors;

•	recommending to the board of directors the engagement of our independent auditors and oversight of the work of the independent auditors;

•	reviewing our financial statements and periodic reports and discussing the statements and reports with management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management;

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters; and

•	administering and discussing with management and our independent auditors our code of ethics.

34

Compensation Committee. We plan to establish a compensation committee. The functions of the compensation committee will include:

•	reviewing and, as it deems appropriate, recommending to the board of directors, policies, practices and procedures relating to the compensation of our directors and executive officers and the establishment and administration of certain employee benefit plans;

•	exercising authority under certain employee benefit plans; and

•	reviewing and approving executive officer and director indemnification and insurance matters.

Corporate Governance and Nominating Committee. We plan to establish a corporate governance and nominating committee. The functions of the corporate governance and nominating committee will include:

•	developing and recommending to the board of directors our corporate governance guidelines;

•	overseeing the evaluation of the board of directors;

•	identifying qualified candidates to become members of the board of directors;

•	selecting nominees for election of directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected); and

•	selecting candidates to fill vacancies on the board of directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members. Upon completion of this offering, we plan to pay our non-employee directors $100 per board meeting attended in person or telephonically. In addition, we plan to compensate members of certain of our board committees as follows: (i) each independent member of the compensation committee will receive $100 per meeting and (ii) each independent member of the compensation and governance committee will receive $100 per meeting.

Limitation of Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Nevada law. Nevada law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our bylaws provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by law. We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification.

We intend to enter into separate indemnification agreements with its directors and officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, will provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

35

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

Amendment of Certificate of Incorporation and Bylaws

Under the Nevada law, a corporation’s certificate of incorporation can be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, and a majority of the outstanding stock of each class entitled to vote as a class, unless the certificate requires the vote of a larger portion of the stock. Our Certificate of Incorporation, as amended, does not require a larger percentage affirmative vote. As is permitted by Nevada law, our bylaws give our board of directors the power to adopt, amend or repeal our bylaws. Our shareholders entitled to vote have concurrent power to adopt, amend or repeal our bylaws.

Item 4. Security Ownership of Management and Certain Securityholders

Principal Shareholders

The following table sets forth the beneficial ownership of our common shares as of December 31, 2017 reflected in this Annual Report on Form 1-K for each person or group that holds more than 5% of our common shares, for each director and executive officer of the Company and for the directors and executive officers of the Company as a group. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest. To our knowledge, each person that beneficially owns our common shares has sole voting and disposition power with regard to such shares.

Each person or entity has an address in care of our principal executive offices at 8236 Remmet Avenue, Canoga Park, California 91304.

Name and Position of Beneficial Owner	Shares Beneficially Owned as of December 31, 2017
	Number (1)		Percent
Matthew Mills, Chairman, President and Chief Operating Officer	61,000,000	(2)(5)	64.2%

Ronald Tchorzewski, Chief Financial Officer and Director	5,000,000	(6)	5.3%

Jennifer Mills, Corporate Secretary, Executive Vice President and Director		(3)(5)	(3)(5)

Dr. David Toomey, Chief Executive Officer and Director	3,000,000	(7)	3.2%

Dr. Allan Kurtz, Director (9)	*		*

Dr. Morton I. Hyson, Director (10)	*		*

Pacific Shore Holdings, Inc.	9,450,000		9.9%

Mark J. Richardson, Special Counsel (4)	5,000,000	(8)	5.3%

All directors and executive officers as a group (four persons)	69,000,000		72.6%

___________

*	Represents less than 1% of our outstanding common shares.

(1)	Total issued and outstanding shares as of December 31, 2017 was 95,060,491

(2)	These shares are owned jointly with Jennifer Mills, the wife of Matthew Mills, under applicable community property laws.

36

(3)	Jennifer Mills is the wife of Matthew Mills and may be deemed to be a beneficial owner of the shares of our common stock owned by him.

(4)	Mr. Richardson is Special Counsel to the Company, but is not an employee, officer or director of the Company.

(5)	Does not include vested stock options to purchase up to 468,750 shares of the Company’s common stock at an exercise price of $0.66 per share, exercisable until May 2, 2026, and an additional 31,250 unvested stock options vesting quarterly over a two year period from the date of grant, with the same terms as the vested stock options.

(6)	Does not include vested stock options to purchase up to 468,750 shares of the Company’s common stock at an exercise price of $0.60 per share, exercisable until May 2, 2026, and an additional 31,250 unvested stock options vesting quarterly over a two year period from the date of grant, with the same terms as the vested stock options.

(7)	Does not include vested stock options to purchase up to 468,750 shares of the Company’s common stock at an exercise price of $0.60 per share, exercisable until May 2, 2026, and an additional 31,250 unvested stock options vesting quarterly over a two year period from the date of grant, with the same terms as the vested stock options.

(8)	Does not include vested stock options to purchase up to 137,500 shares of the Company’s common stock at an exercise price of $0.60 per share, exercisable until May 2, 2026, and an additional 62,500 unvested stock options vesting quarterly over a two year period from the date of grant, with the same terms as the vested stock options.

(9)	Does not include vested stock options to purchase up to 33,331 shares of the Company’s common stock at an exercise price of $0.60 per share, exercisable until May 2, 2026, and an additional 16,669 unvested stock options vesting quarterly over a three year period from the date of grant, with the same terms as the vested stock options.

(10)	Does not include vested stock options to purchase up to 20,000 shares of the Company’s common stock at an exercise price of $0.60 per share, exercisable until May 2, 2026, and an additional 10,000 unvested stock options vesting quarterly over a three year period from the date of grant, with the same terms as the vested stock options.

 Item 5. Interest of Management and Others in Certain Transactions

The Company leases its property for its offices and facilities from affiliates on a month to month basis at no cost except payments of the utility costs at the 600 square foot Cannabis research and cultivation center. It subleases and shares office space at no cost with Pacific Shore Holdings, Inc., a stockholder and affiliate of Med-X. It subleases the research and cultivation center from Matthew Mills, the President and Chief Operating Officer of Med-X. Mark J. Richardson, the Company’s special counsel, is a partner of Richardson & Associates, which performs legal services for Med-X as outside legal counsel. Mr. Richardson owns five million shares of the founder’s common stock of Med-X. For further details, please see “Related Party Transactions” in Item 7 “Financial Statements” (Note 6) of this Annual Report.

37

 Item 6. Other Information

CLOSING OF AGREEMENT WITH PACIFIC SHORE HOLDINGS, INC.

On December 15, 2017, Med-X, Inc., a Nevada corporation (the “Company” or “Med-X”), entered into an Agreement of Merger and Plan of Reorganization (“Merger Agreement”) with its affiliate, Pacific Shore Holdings, Inc., a Delaware corporation (“PSH”), pursuant to which PSH agreed to become a virtually wholly owned subsidiary of the Company. On the closing of the merger (the “Merger”), the Company will own in excess of 99.9% of the total issued and outstanding common stock of PSH. Effective on April 16, 2018, Med-X closed its Merger with PSH in accordance with the terms of the Merger Agreement, and filed its Certificate of Merger with the Delaware Secretary of State.

The Merger does not result in significant dilution to Med-X shareholders upon its closing. In order to mitigate dilution to existing Med-X shareholders, the Company’s President, Matthew Mills, and PSH are collectively tendering to Med-X for cancellation approximately 55 million outstanding shares of Med-X common stock on the closing. Upon closing of the Merger, the Company issued to Mr. Mills 10,000 shares of newly authorized super-voting Series A Preferred Stock of Med-X, having de minimus economic rights (i.e. no conversion right, no dividend rights, and virtually no liquidation preference), but conferring on him 51% voting control of Med-X. A copy of the Certificate of Merger for the acquisition of PSH by Med-X is attached to this Report as Exhibit 1.1, and a copy of the Certificate of Designation for the Series A Preferred Stock issued to Matthew Mills is attached as Exhibit 3.1to a prior Report on Form 1-U, dated December 15, 2017, filed by Med-X with the Securities and Exchange Commission on or about that date.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), the Merger becomes effective upon the filing of the DE-Certificate of Merger with the Secretary of State of Delaware in accordance with Section 252 of the Delaware General Corporations Law (“DGCL”).

Under the Merger Agreement, the shares of common stock, par value $0.001 per share, of PSH (the “PSH Common Stock”), owned by the stockholders of PSH (other than shares of PSH Common Stock as to which appraisal rights are perfected pursuant to the applicable provisions of the DGCL and not withdrawn or otherwise forfeited) (the “Stockholders”), will, by virtue of the Merger and without any action on the part of the Stockholders, be converted into the right to receive the number of shares of common stock, par value $0.001 per share, of Med-X (the “Med-X Common Stock”) equal to one share of Med-X Common Stock for every two shares of PSH Common Stock, rounded to the nearest whole number. No fractional shares of Med-X common stock will be issued as a result of the share exchange.

Med-X Common Stock to be issued among the holders of PSH Common Stock in the Merger will not be issued to more than 35 holders of PSH Common Stock who are not “Accredited Investors” as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended, based on Consent Agreements (as defined in Article IV of the Merger Agreement), Stockholder Questionnaires attached thereto as Exhibit 1, and the historical records of PSH. Med-X will accept non-Accredited Investors up to 35 in the order of the size of their shareholdings in PSH. Non-Accredited Investors in excess of 35 who are holders of PSH Common Stock will be offered appraisal rights in accordance with the DGCL, or may elect to retain their shares of PSH Common Stock. Management estimates that there will be approximately 160,000 shares of PSH Common Stock out of a total of approximately 115,000,000 issued and outstanding held by persons other than Med-X at the closing of the Merger, if all remaining non-Accredited PSH shareholders elect to retain their PSH Common Stock rather than accept appraisal rights at a price of $0.015 per share.

Substantially all shares of PSH Common Stock and all PSH Series A Preferred Stock held in the treasury of PSH immediately prior to the Effective Time were cancelled in the Merger and cease to exist, and each share of outstanding Series A Preferred Stock of PSH outstanding immediately prior to the Effective Time was cancelled in the Merger and cease to exist.

The newly authorized Series A Preferred Stock confers on Mr. Mills no less than 51% voting control of the total issued and outstanding voting stock of Med-X for all matters submitted to a vote of the Med-X shareholders. The newly authorized Series A Preferred Stock of Med-X issued to Mr. Mills has the rights, preferences and privileges expressed in the Certificate of Designation of Med-X for the Series A Preferred Stock, a copy of which is attached as Exhibit E to the Merger Agreement and as Exhibit 3.1 of the Company’s Report on Form 1-U filed by Med-X with the Securities and Exchange Commission, dated December 15, 2017, which can be viewed on the Securities and Exchange Commission’s website at www.sec.gov.

38

Item 7. Financial Statements

MED-X, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

39

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Shareholders and the Board of Directors of
Med-X, Inc.

Opinion on the financial statements

We audited the accompanying balance sheets of Med-X, Inc. (“the Company”) as of December 31, 2017 and 2016, and the related statements of operations, stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2017 and the related notes (collectively referred to as “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the entity will continue as a going concern. As discussed in Note 11 to the financial statements, the entity has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have served as the Company’s auditor since 2015.

Los Angeles, California

April 4, 2018

515 S. Flower Street, Suite 3600, Los Angeles, CA 90071 Telephone: (213) 626-2701 Fax: (866) 510-6726

Los Angeles • San Diego • San Francisco • Dallas • New York

F-1

MED-X, INC.

BALANCE SHEETS

DECEMBER 31, 2017 AND 2016

	2017	2016
ASSETS
Current Assets
Cash and equivalents	$150,255	$88,795
Accounts receivable	755	755
Restricted Cash	12,241	55,726
Inventory	6,337	6,998
Total Current Assets	169,588	152,274

Property and Equipment, Net	187,313	274,923

TOTAL ASSETS	$356,901	$427,197

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$108,392	$70,992
Accrued liabilities	-	3,100
Short-term loan payable	207,000	80,000
Deferred revenue	3,735	4,530
Accrued vacation	-	5,924
Total Current Liabilities	319,127	164,546

Total Liabilities	319,127	164,546

Stockholders' Equity
Common stock (par value of $.001; 300,000,000 shares authorized; (95,060,491 and 94,404,430 shares issued and outstanding)	95,060	94,404
Preferred stock (par value of $.001; 5,000,000 shares authorized; (No shares issued and outstanding)	-	-
Additional paid in capital	2,689,788	2,179,070
Accumulated Deficit	(2,747,074)	(2,010,823)
Total Stockholders' Equity	37,774	262,651

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$356,901	$427,197

The accompanying notes are an integral part of these financial statements

F-2

MED-X, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMEBER 31, 2017 AND 2016

	2017	2016

Sales	$27,269	$16,255
Cost of Goods Sold	7,752	2,274
Gross Profit	19,517	13,981

Selling General and Administrative Expenses

Selling & Marketing	214,000	688,073
Research & Development	-	300
Personnel & Outside Services	216,797	393,159
Non-cash Compensation	150,362	351,553
General and Administrative	174,609	173,357
Total Operating Expenses	755,768	1,606,442

Net Loss	$(736,251)	$(1,592,461)

Loss per Share	$(0.01)	$(0.02)
Basic and diluted
Weighted Average Shares Outstanding	94,526,767	93,482,461

The accompanying notes are an integral part of these financial statements

F-3

MED-X, INC.

STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	Common	Common	Additional Paid	Accumulated	Total
	Shares	Stock	in Capital	(Deficit)	Equity

Balance at December 31, 2015	92,394,850	$92,395	$738,439	$(418,362)	$412,472

Shares issued for cash	2,009,580	$2,010	$1,203,738	-	$1,205,748

Offering Costs	-	$-	$(115,397)	$-	$(115,397)

Stock Option Non-Cash Compensation	-	$-	$351,553	-	$351,553

Fair value of rental from shareholder	-	$-	$736	-	$736

Net Loss	-	-	-	$(1,592,461)	$(1,592,461)

Balance at December 31, 2016	94,404,430	$94,404	$2,179,070	$(2,010,823)	$262,651

Shares issued for cash	656,061	$656	$390,532	-	$391,188

Offering Costs	-	$-	$(30,912)	$-	$(30,912)

Stock Option Non-Cash Compensation	-	$-	$150,362	-	$150,362

Fair value of rental from shareholder	-	$-	$736	-	$736

Net Loss	-	-	-	$(736,251)	$(736,251)

Balance at December 31, 2017	95,060,491	$95,060	$2,689,788	$(2,747,074)	$37,774

The accompanying notes are an integral part of these financial statements

F-4

MED-X, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

Net loss	$(736,251)	$(1,592,461)
Adjustment to net loss:
Stock Option Grant	150,362	351,553
Depreciation and amortization	87,610	72,060
Fair value of rent borne by shareholder	736	736
Changes in operating assests and liabilities:
Accounts receivable	-	(555)
Inventory	661	(6,998)
Prepaid expenses	-	-
Accounts payable	37,399	45,698
Deferred Revenue	(795)	4,530
Accrued liabilities	(9,024)	3,824
Net cash (used in) operating activities	(469,302)	(1,121,613)

Cash flows from investing activities:
Deposits for equipment purchase	-	-
Purchase of property and equipment	-	(160,226)
Net cash (used in) investing activities	-	(160,226)

Cash flows from financing activities:
Common stock issued for cash net of offering costs	360,277	1,090,352
Restricted Cash	43,485	(55,726)
Proceeds from note payable-related party	173,500	110,000
Repayments of note payable-related party	(46,500)	(30,000)
Net cash provided by financing activities	530,762	1,114,626

Net increase/(decrease) in cash and equivalents	61,460	(167,213)

Cash and equivalents at beginning of year	88,795	256,008

Cash and cash equivalents at end of year	$150,255	$88,795

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:	-
Cash paid during the year for:
Income Tax	$800	$800
Interest	$-	$-

The accompanying notes are an integral part of these financial statements

F-5

Med-X, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

NOTE 1 – Nature of Operations

Organization and Description of Business

Med-X, Inc. was incorporated in the State of Nevada on February 24, 2014. The Company is engaged in the business of product development, distribution, and marketing for the “Green Scene” natural products which will be expanded if we close our pending merger with our affiliate, Pacific Shore Holdings, Inc. (“PSH” or “Pacific Shore”). The Company and PSH developed a series of proprietary natural and “green” branded products under division names Nature-Cide®, Thermal-Aid®, Home Spa™ and Maliblu Brands. Nature-Cide® products are all-natural essential oil blends of indoor and outdoor pesticide/insecticide/repellent developed for multiple industries such as professional pest control, sanitation, hospitality, transportation and agriculture, including Cannabis cultivation. Thermal-Aid®, Thermal-Aid Zoo® and the Thermal-Aid Headache Relief System® are 100% natural heating/cooling pain and physical therapy products for various ailments suffered by adults, children and animals. Nature-Cide® and Thermal-Aid® brands are distributed through ecommerce platforms as well as by national distribution firms in the United States, with international capability. Home Spa Shower Sprays are an essential oil based product distributed through ecommerce platforms. Maliblu Brands are all-natural essential oils, including Hemp and CBD oil products, designed to treat a variety of ailments and are still in the development stage. The Company also operates the MJT Network® through the Company’s online media platform, www.marijuanatimes.org, which publishes sophisticated Cannabis media content to generate revenue from advertisers and traffic optimizing venues. The network includes smart phone and tablet applications and publishes a daily news video through social and news applications. Med-X also plans to cultivate high quality custom-bred Cannabis primarily for sale for medicinal use to treat aliments or their symptoms such as pain, sleep deprivation, appetite disorders, and neurological conditions. As these core businesses evolve, we will seek to develop and monetize (i) techniques for the recognition and extraction of Cannabis compounds for the medical industry, and (ii) a cost-effective pharmacy automation system for the pharmaceutical and Cannabis industries.

NOTE 2 – Summary of Significant Accounting Policies

Principles of Reporting

This summary of significant accounting policies of Med-X, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management which is responsible for the integrity and objectivity of the financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

F-6

Med-X, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, inventory valuation, the useful lives and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Revenue Recognition

Revenue includes product sales. The Company recognizes revenue from product sales in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605 “Revenue Recognition in Financial Statements” which is at the time customers are invoiced at shipping point, provided title and risk of loss has passed to the customer, evidence of an arrangement exists, fees are contractually fixed or determinable, collection is reasonably assured through historical collection results and regular credit evaluations, and there are no uncertainties regarding customer acceptance.

The Company had no returns during 2017 or 2016.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all cash accounts that are not subject to withdrawal restrictions or penalties, and certificates of deposit with original maturities of 90 days or less to be cash equivalents. There were no cash equivalents at December 31, 2017 or 2016.

Inventory

Inventory consists mainly of finished goods which are to be valued at the lower of cost or market method.

F-7

Med-X, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

Property and Equipment

At December 31, 2017 and 2016, property and equipment consists of software, laboratory building improvements on leased land and related furniture and equipment and are stated at cost. The Company depreciates the cost of property and equipment using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Years
Software and Website	5
Furniture and Equipment	3
Building Improvements	Lease term

Expenditures for maintenance and repairs are expensed as incurred.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases, including operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Offering Costs

Costs incurred in connection with raising capital by the issuance of common stock are recorded as contra equity and deducted from the capital raised.

Impairment of Long Lived Assets

FASB ASC Topic 360, “Property, Plant, and Equipment,” requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. The Company did not require any impairment to long-lived assets as of December 31, 2017 or 2016.

F-8

Med-X, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

Fair Value of Financial Instruments

The Company follows FASB ASC Topic 820, “Fair Value Measurements and Disclosures” related to the accounting for financial assets and financial liabilities and items that are recognized or disclosed at fair value in the financial statements on a recurring basis, at least annually. This standard provides a single definition of fair value and a common framework for measuring fair value as well as new disclosure requirements for fair value measurements used in financial statements. Fair value measurements are based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants exclusive of any transaction costs, and are determined by either the principal market or the most advantageous market. The principal market is the market with the greatest level of activity and volume for the asset or liability. Absent a principal market to measure fair value, the Company would use the most advantageous market, which is the market that the Company would receive the highest selling price for the asset or pay the lowest price to settle the liability, after considering transaction costs. However, when using the most advantageous market, transaction costs are only considered to determine which market is the most advantageous and these costs are then excluded when applying a fair value measurement.

The Company follows the FASB issued amendments to the accounting standards related to the measurement of liabilities that are routinely recognized or disclosed at fair value. This standard clarifies how a company should measure the fair value of liabilities, and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. The fair value accounting standard creates a three-level hierarchy to prioritize the inputs used in the valuation techniques to derive fair values. The basis for fair value measurements for each level within the hierarchy is described below with Level 1 having the highest priority and Level 3 having the lowest.

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs are observable in active markets.

Level 3: Valuations derived from valuation techniques in which one or more significant inputs are unobservable.

The Company did not have any assets or liabilities to measure at fair value as of December 31, 2017 and 2016.

F-9

Med-X, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

Stock Based Compensation

The Company records stock-based compensation as an expense net of the estimated impact of forfeited awards. As such, the Company recognizes stock-based compensation cost only for those stock-based awards that are estimated to vest over their requisite service period, based on the vesting provisions of the individual grants. The cumulative effect on current and prior periods of a change in the estimated forfeiture rate is recognized as compensation cost in earnings in the period of the revision.

Accounts Receivable

All accounts receivables are trade related. According to the Company’s management’s evaluation, there was no need for an allowance for doubtful accounts as of December 31, 2017 or 2016.

The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

Restricted Cash

The Company has funds held in escrow by an Escrow Agent received from the Company’s Regulation A+ Offering. As of December 31, 2017, the Company had $12,241. These funds are being held by the Escrow Agent and fluctuate based upon investment disbursements received from the Regulation A+ Offering.

Basic and Diluted Net Loss Per Share

Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were no dilutive securities during the years ended December 31, 2017 or 2016.

Recent Accounting Pronouncements

In January 2017, the FASB issued an Accounting Standards Update (“ASU”) 2017-01, Business Combinations (Topic 805) Clarifying the Definition of a Business. The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for interim and annual periods beginning after December 15, 2017 and should be applied prospectively on or after the effective date. The Company is in the process of evaluating the impact of this accounting standard update.

F-10

Med-X, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact of adopting this standard on its financial statements.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which requires restricted cash to be presented with cash and cash equivalents on the statement of cash flows and disclosure of how the statement of cash flows reconciles to the balance sheet if restricted cash is shown separately from cash and cash equivalents on the balance sheet. ASU 2016-18 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In October 2016, the FASB issued ASU 2016-16, Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-16 is effective for interim and annual periods beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016-15 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statement.

In March 2016, the FASB issued ASU 2016-09, Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09, which amends several aspects of accounting for employee share-based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, and classification in the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted. The adoption of this accounting standard update does not have a significant impact on the Company’s financial statements.

F-11

Med-X, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) ASU 2016-02 requires lessees to recognize lease assets and lease liabilities on the balance sheet and requires expanded disclosures about leasing arrangements. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018 and interim periods in fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is in the process of evaluating the impact of this accounting standard update on its financial statements.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 3 – Property and Equipment

Property and equipment are summarized by major classifications as follows as of December 31, 2017 and 2016:

	2017	2016
Buildings & improvements	$158,065	$158,065
Furniture & equipment	80,722	80,722
Software	140,000	140,000
	378,787	378,787
Less: Accumulated depreciation	191,474	103,864
	$187,313	$274,923

NOTE 4 – Income Taxes

The provision (benefit) for income taxes consists of the following components for 2017 and 2016:

	2017	2016
Current	$-0-	$-0-
Deferred	-0-	-0-
	$-0-	$-0-

F-12

Med-X, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

The effective income tax rate for the years ended December 31, 2017 and 2016 consisted of the following:

	2017	2016
Federal statutory income tax rate	(35.00%)	(35.00%)
State income taxes-net	(5.75%)	(5.75%)
Valuation allowance	40.75%	40.75%
Permanent difference	0.00%	0.00%
Net effective income tax rate	0.00%	0.00%

The Company’s total deferred tax asset, deferred tax liabilities, and deferred tax asset valuation allowance as of December 31, 2017 and 2016 were as follows:

	2017	2016
Net operating loss carryforward	$600,538	$676,152
Less: valuation allowance	(600,538)	(676,152)

Net Deferred tax assets	-	-

The deferred tax asset was based upon a net operating loss carryforward of approximately $2,245,000 and $1,659,000 as of December 31, 2017 and 2016. Realization of the future tax benefits related to the deferred tax asset is dependent upon many factors, including the Company’s ability to generate future taxable income. Due to the uncertainty of future earnings, management is unable to predict whether the deferred tax asset will be realized and, accordingly, has recorded a full valuation allowance against this asset. The Company has 20 years in which to utilize its net operating loss carryforward. The loss carryforward will begin to expire in 2034. The decrease in the gross deferred tax asset and the related valuation allowance in 2017 is due to the reduction in corporate income tax rate enacted in December 18, 2017 effective January 1, 2018.

The federal and state income tax returns of the Company for 2017 and 2016 are subject to examination by the Internal Revenue Service, generally for three years and State Franchise Tax Board for four years after they were filed. The Company's tax returns for the period from inception (February 24, 2014) to December 31, 2016 are open for assessment.

The Company had no uncertain tax positions at December 31, 2017 or 2016.

F-13

Med-X, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

NOTE 5 – Lease and Commitments

The Company conducts its operations from facilities located in Canoga Park, California. Currently the Company has an agreement with one of its affiliates, Pacific Shore Holdings, Inc., whereby the Company utilizes minimal space for Administrative purposes. Pacific Shore does not charge a monthly lease fee to the Company as Pacific Shore received 10,000,000 shares of common stock for a cash infusion of $10,000 in addition to forgiveness of lease commitment and other expenses. The shares were issued in 2014 and recorded at par value because the Company had no operations and had insignificant assets.

The Company also has entered into a five year lease for approximately 600 square feet of land from one of its Executives on which the Company constructed its own test facility. The Company’s cost for the use of the land is that it pays the utilities related to the property. The Company has accounted for the fair value of the rent separately in these financial statements (See Note 6 below).

NOTE 6 – Related Party Transactions

The Company, as disclosed in Note 5 – Leases and Commitments, leases approximately 600 square feet of land from one of its Executives. The fair market value of the lease was $736 per year which was expensed during 2017 and $736 during 2016. In addition, the Company is provided use of minimal administrative office space at the offices of an affiliate, Pacific Shore Holdings, Inc. Mark Richardson of the law firm Richardson & Associates, a director and shareholder of the Company, provides legal services related to SEC activities to the Company at no charge. The Company incurred legal expenses paid to Richardson & Associates of $2,719 and incurred additional legal expenses of $18,634 in 2017 for legal services provided. In addition, Mr. Richardson received Founder’s shares in the Company, which had no value as the Company did not have any assets or operations at the time the shares were issued.

During 2016 the Company borrowed from Pacific Shore Holdings, Inc. $110,000 as a short-term non-interest bearing loan. During December 2016, the Company repaid Pacific Shore Holdings, Inc. $30,000 of the short-term loan and reimbursed $9,613 for expenses paid on the Company’s behalf. The Company also has a payable to Pacific Shores of $38,375 and a short-term loan payable of $80,000 at December 31, 2016.

During 2017 the Company borrowed from Pacific Shore Holdings, Inc. $173,500 as a short-term non-interest bearing loan. During 2017, the Company repaid Pacific Shore Holdings, Inc. $30,000 of the short-term loan and reimbursed $20,679 for expenses paid on the Company’s behalf. The Company also has a payable to Pacific Shores of $8,994 and a short-term loan payable of $207,000 at December 31, 2017.

The majority of the Company’s Board of Directors and Officers are also members of the Board of Directors and are Officers of the Company’s affiliate Pacific Shore Holdings, Inc. Pacific shore Holdings, Inc. also sells to the Company its Nature-Cide product for resale utilized by the cannabis cultivation segment of the industry.

F-14

Med-X, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

NOTE 7 – Concentration of Credit Risks

Concentration of Major Customers

As of December 31, 2017, the Company’s trade accounts receivable was $755 from one customer.

For the year ended December 31, 2017 the Company received 34% of its revenue from two customers and for the year ended December 31, 2016 the Company received 94% of its revenue from three customers. As of December 31, 2017, the specific concentration was Customer A at 21%, Customer B at 13%. As of December 31, 2016, the specific concentration was Customer A at 44%, Customer B at 26% and Customer C at 24%.

Concentration of Supplier Risk

Therefore, there are no specific vendor dependencies which would result in a concentration risk.

NOTE 8 – Common Stock

During 2017 the Company issued 656,061 shares of common stock at $.60 per share. 307,137 shares were issued under the Regulation A+ Offering. The Company received net proceeds of $167,712 from this offering. An additional 348,924 shares were issued under a private placement on or about October 1, 2017 at $.60 per share. The Company received net proceeds of $205,967 from this offering.

During 2016 the Company issued 2,009,580 shares of common stock at $.60 per share. 1,454,247 shares were issued under the Regulation A+ Offering commencing on or about February 8, 2016. The Company received net proceeds of $758,352 from this offering. An additional 555,333 shares were issued under a private placement on or about October 1, 2016. The Company received net proceeds of $332,000 from this offering.

In August of 2015 the Company filed with the Securities and Exchange Commission (SEC) Form 1-A to raise equity under Regulation A+. The share price was $.60 per share with a minimum investment of $420. In November 2015 the Company received a notice from the SEC qualifying the Company to raise capital under Regulation A+. In December 2015 the Company began a “Test the Waters” program through the crowdfunding portal StartEngine to gauge interest from potential investors. In February 2016 the Company began selling shares under Regulation A+ at $.60 per share.

F-15

Med-X, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

NOTE 9 – Stock Options

On May 2, 2016, the Company adopted its 2016 Stock Incentive Plan (the “Plan”). The plan allows the Company to offer an option or a share purchase right to employee, director, consultant or a member of the board of directors. Under the Plan, the maximum number of shares that may be issued shall not exceeded 10,000,000 shares. During 2017 two employees previously granted options left the Company. They chose not to exercise their vested options. The term of the option shall not exceed 10 years from the date of grant. As of grant date 37.8% of the shares shall vest on the grant date, and enter remaining portion 62.2% of the shares subject to the option shall vest each quarterly thereafter per individual option grants. The grants were made to 13 employees, two independent directors and three consultants. The exercise price of the stock options is $0.60 per share for 3,030,000 of them and $0.66 per share for 1,000,000 of them. As of December 31, 2017 the grant date fair value of the option was $617,359 and the amount expensed during the year was $150,362. During 2017 115,000 options were forfeited and cancelled due to two employees leaving the Company and choosing to not exercise their options.

The fair value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions for each applicable period.

(1) Risk-free interest rate - Risk-free interest rate was based on the US Treasury bond yield for a similar duration, as of the day of grant.

(2) Volatility - Volatility was based on the volatility of the Company, analyzed over historical weekly share prices for one year immediately prior to the day of grant.

(3) Dividend yield - Dividend yield was estimated by the Company based on its expected dividend policy over the contractual life of the options.

(4) Fair value of the ordinary shares - When estimating the fair value of the ordinary shares on the grant dates, management used the pricing in the most recent financing activities.

F-16

Med-X, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

The following is a summary of the Company’s stock option activity for the year ended December 31, 2017:

		Weighted
		Average	Aggregate
	Options	Exercise Price	Intrinsic
	Outstanding	Price	Value

Outstanding at December 31, 2016	4,145,000	$0.61	$-
Granted	-	$-
Canceled	115,000	$0.61
Exercised	-
Outstanding at December 31, 2017	4,030,000	$0.61
Exercisable at December 31, 2017	3,318,956	$0.61

The number and weighted average exercise prices of all options outstanding as of December 31, 2017, are as follows:

Options Outstanding
			Weighted
		Weighted	Average
	Number	Average	Remaining
	Outstanding	Exercise	Contractual Life
Exercise Price	31-Dec-17	Price	(Years)

$0.66	1,000,000	$0.66	3.3
$0.60	3,030,000	$0.60	8.3
	4,030,000	$0.61	6.9

F-17

Med-X, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

The number and weighted average exercise prices of all options exercisable as of December 31, 2017, are as follows:

Options Outstanding
			Weighted
		Weighted	Average
	Number	Average	Remaining
	Outstanding	Exercise	Contractual Life
Exercise Price	31-Dec-17	Price	(Years)

$0.66	1,000,000	$0.66	3.3
$0.60	3,030,000	$0.60	8.3
	4,030,000	$0.61	7.9

NOTE 10 – Warrants

During 2017 the Company issued 71,944 warrants under an Agreement with a third-party platform as part of its compensation for handling the Regulation A+ investor activity. During 2016 the Company issued 209,444 warrants under an Agreement with a third-party platform as part of its compensation for handling the Regulation A+ investor activity. The number of warrants were calculated based upon the number of investors during each period. The exercise price of the warrants is at $.60 per share which is the same as current Offering price. Since the warrants were issued in connection with raising equity there was no income statement impact of the issuance of the warrants as the entry to record the warrants at their fair value of $72,419 as of December 31, 2017 and $53,903 as of December 31, 2016, as a debit to Additional Paid in Capital with the credit offset to Additional Paid in Capital.

The fair value of the warrants was computed using the same assumptions described in Note 9. These warrants are plain vanilla warrants and are classified as equity as there is no reset or other provisions to affect their classifications.

F-18

Med-X, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

NOTE 11 – Going Concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. In the years ended December 31, 2017 and 2016, the Company incurred net losses of $736,251 and $1,592,461, respectively. The Company has an accumulated deficit of $2,747,074 as of December 31, 2017. Continued losses may adversely affect the liquidity of the Company. Recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet depends on continued operations of the Company, which in turn depends on the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the year ended December 31, 2017 toward (i) obtaining additional equity capital (ii) controlling salaries and general and administrative expenses, (iii) management of accounts payable, (iv) evaluation of its distribution and marketing methods, and (v) increasing marketing and sales. In order to control general and administrative expenses, the Company has established internal financial controls in all areas, specifically in hiring and overhead cost. The Company has also established a hiring policy under which the Company will refrain from hiring additional employees unless approved by the Chief Executive Officer and Chief Financial Officer. Accounts payable are reviewed and approved or challenged on a daily basis. Senior management reviews the annual budget to ascertain and question any variance from plan, on a quarterly basis, and to anticipate and make adjustments as may be feasible.

NOTE 12 – Legal Proceeding

As of the date of this Audit Report there are no pending legal proceedings.

NOTE 13 – Other Events

The Company received a certified letter on September 22, 2016, dated September 16, 2016, from the Securities and Exchange Commission (“SEC”). The letter issued an Order Temporarily Suspending Exemption of the Company’s Regulation A+ Offering due to the Company not filing its 2015 Annual Report on Form 1-K by April 30, 2016. On September 19, 2016, the Company filed its 2015 Annual Report on Form 1-K and 2016 Semiannual Report on Form 1-SA with the SEC. The Company has requested the suspension be lifted and the offering be reinstated as the appropriate filings have been made by us and received by the SEC. The Company believed in good faith that its first report due to the SEC was the Semiannual Report on Form 1-SA due on September 30, 2016. The Company had a hearing with the SEC to have the temporary suspension order vacated. The hearing was initially scheduled for December 14, 2016. This hearing was subsequently rescheduled for mid-January 2017. On May 8, 2017 the SEC’s Administrative Law Judge issued an Initial Decision to lift the Order Temporarily Suspending Exemption of the Company’s Regulation A+ Offering. On June 30, 2017 the Company filed its amendment to the Regulation A+ Offering and was qualified by the SEC. On August 24, 2017 the SEC provided notice that the Initial Decision by the Administrative Law Judge was declared effective and the Temporary Suspension was vacated.

On December 15, 2017 the Company entered into an Agreement of Merger and Plan of Reorganization with Pacific Shore Holdings, Inc. The merger is anticipated to be finalized at the end of the first quarter of 2018 or early April 2018.

F-19

Med-X, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

NOTE 14 – Subsequent Events

In January 2018 the Company repaid $200,000 and $7,000 in February 2018 to Pacific Shore Holdings, Inc. This paid in full the short term loan from Pacific Shore Holdings, Inc.

In February 2018, the Company loaned $225,000 to Pacific Shore Holdings, Inc. as a short term loan, and the Company loaned an additional $175,000 to Pacific Shore Holdings, Inc. as a short term loan in March 2018. These advances are planned to be eliminated upon the completion of the merger.

During March 2018 the Company entered into an Engagement Agreement with a broker-dealer to act as the Company’s exclusive financial advisor and placement agent as well as providing investment banking services.

As of the date of this report the Company has sold 632,954 common shares in its Regulation A+ Offering and 1,571,666 common shares in its private placement. The Company received net proceeds of $1,377,203 from this offering.

NOTE 15 – UNAUDITED PRO FORMA FINANCIAL INFORMATION

On December 15, 2017, Med-X, Inc. (Med-X”) and its shareholders entered into merger agreement, with Pacific Shores Holdings, Inc. (“PSH”) pursuant to which PSH shareholders would receive one share of Med-X common stock for exchange of two shares of PSH common stock. PSH shareholders have the option to receive Appraisal Rights if they do not consent.

The accompanying pro forma consolidated statements of operations present the accounts of Med-X and PSH. Med-X and PSH are entities under common control. Accordingly the combined pro forma information is presented at historical cost.

F-20

Med-X, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

The accompanying pro forma consolidated statements of operations are for the years ended December 31, 2016 and 2017, as if the merger occurred on January 1, 2017 and January 1, 2016, for the purpose of the statements of operations, respectively. The accompanying pro forma consolidated balance sheet presents the accounts of Med-X and PSH as of December 31, 2017 as if the merger took place as of that date. These were derived from the audited financial statements of Med-X, Inc and PSH for the years ended December 31, 2017 and 2016.

The following adjustments would be required if the acquisition occurred and have been reflected in the pro forma information as indicated below:

A.	Issuance of approximately 55,150,000 shares of Med-X to the shareholders of PSH

B.	Cancellation of approximately 45,700,000 shares of Med-X owned by an Officer and 9,450,000 shares of Med-X owned by PSH

C.	Elimination of PSH’s capital accounts as result of recapitalization.

F-21

MED-X AND PACIFIC SHORE HOLDINGS, INC.

BALANCE SHEETS
December 31, 2017
(UNAUDITED)

	PSH 2017	Med-X 2017	Eliminations	ProForma 2017
ASSETS
Current Assets
Cash and cash equivalents	$54,425	$150,255	-	$204,680
Restricted cash	$-	12,241	-	12,241
Trade receivables	41,702	755	-	42,457
Other receivables	207,000	-	(207,000)	-
Inventory	545,695	6,337	-	552,032
Prepaid inventory	30,000	-	-	30,000
Lease deposit	75,736	-	-	75,736
Prepaid expenses	155	-	-	155
Prepaid taxes	-	-	-	-
Prepaid rent	9,430	-	-	9,430
Total Current Assets	964,143	169,588	(207,000)	926,731

Property and Equipment, Net	218,060	187,313		405,373

Other Assets

Trademark, Net	14,447	-	-	14,447
Miscellaneous investment	10,000	-	(10,000)	-
Total Other Assets	24,447	-	(10,000)	14,447
TOTAL ASSETS	$1,206,650	$356,901	$(217,000)	$1,346,551

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$624,754	$108,392	-	$733,146
Sales tax payable	28		-	28
Current portion settlement payable	120,000	-	-	120,000
Accrued payables	20,000		-	20,000
Accrued employee related payable	97,304		-	97,304
Short-term loan payable	-	207,000	(207,000)	-
Deferred revenue	-	3,735	-	3,735
Note payable	-	-	-	-
Line of credit	18,032	-	-	18,032
Current portion of long term note payable	19,365	-	-	19,365
Total Current Liabilities	899,483	319,127	(207,000)	1,011,610

Long Term Liabilities
Long term portion settlement payable	25,000	-	-	25,000
Long term note payable, net of current portion	49,944	-		49,944
Total Long Term Liabilities	74,944	-	-	74,944

Total Liabilities	974,427	319,127	(207,000)	1,086,554

Stockholders' Equity
Preferred stock (no par value; 10,000,000 shares authorized; (20,000 and 10,000 issued and outstanding)	-	-	-	-
Common stock (no par value; 300,000,000 shares authorized; (95,060,491 shares issued and outstanding)	11,539	95,060	(11,539)	95,060
Additional paid in capital	19,757,595	2,689,788	1,539	22,448,922
Retained earnings (deficit)	(19,536,911)	(2,747,074)	-	(22,283,985)
Total Stockholders' Equity	232,223	37,774	(10,000)	259,997

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,206,650	$356,901	$(217,000)	$1,346,551

F-22

MED-X, INC. AND PACIFIC SHORE HOLDINGS, INC.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2017 AND
2016

(UNAUDITED)

	PSH 2017	Med-X 2017	ProForma 2017	PSH 2016	Med-X 2016	ProForma 2016

Sales	$589,840	$27,269	$617,109	$466,826	$16,255	$483,081
Cost of Goods Sold	407,475	7,752	415,227	343,853	2,274	346,127
Gross Profit	182,365	19,517	201,882	122,973	13,981	136,954

General and Administrative Expenses

Selling & Marketing Expenses	170,711	214,000	384,711	379,607	688,073	1,067,680
Research & Development	-	-	-	-	300	300
Personnel & Outside Services Expenses	1,440,042	216,797	1,656,839	1,865,581	393,159	2,258,740
Non-cash Compensation	-	150,362	150,362		351,553	351,553
General and Administrative Expenses	835,498	174,609	1,010,107	781,918	173,357	955,275
Total Operating Expenses	2,446,251	755,768	3,202,019	3,027,106	1,606,442	4,633,548

Income (Loss) from Operations	(2,263,886)	(736,251)	(3,000,137)	(2,904,133)	(1,592,461)	(4,496,594)

Other Income (Expense)
Interest Expense	57,767	-	57,767	9,589	-	9,589
Total Other Income (Expense)	57,767	-	57,767	9,589	-	9,589

Income (Loss) Before Income Taxes	(2,321,653)	(736,251)	(3,057,904)	(2,913,722)	(1,592,461)	(4,506,183)

Net Income (Loss)	$(2,321,653)	$(736,251)	$(3,057,904)	$(2,913,722)	$(1,592,461)	$(4,506,183)

Income (Loss) per Share ----	$(0.02)	$(0.01)	$(0.03)	$(0.03)	$(0.02)	$(0.05)
Basic and Fully Diluted
Weighted Average Shares Outstanding	113,051,092	94,526,767	94,526,767	108,665,452	93,482,461	93,482,461

F-23

PACIFIC SHORE HOLDINGS, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2017 AND 2016

F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Shareholders and the Board of Directors of
Pacific Shore Holdings, Inc.

Opinion on the financial statements

We audited the accompanying balance sheets of Pacific Shore Holdings, Inc. (“the Company”) as of December 31, 2017 and 2016, and the related statements of operations, stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2017 and the related notes (collectively referred to as “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of its operations and cash flows for each of the two years in the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements were prepared assuming the entity will continue as a going concern. As discussed in Note 10 to the financial statements, the entity has suffered recurring losses from operations and has accumulated deficit of $19,536,911 and $17,215,258 as of December 31, 2017 and 2016, respectively, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have served as the Company’s auditor since 2015.

Los Angeles, California

April 4, 2018

515 S. Flower Street, Suite 3600, Los Angeles, CA 90071 Telephone: (213) 626-2701 Fax: (866) 510-6726

Los Angeles • San Diego • San Francisco • Dallas • New York

F-25

PACIFIC SHORE HOLDINGS, INC.

BALANCE SHEETS

DECEMBER 31, 2017 AND DECEMBER 31, 2016

	2017	2016
ASSETS
Current Assets
Cash and cash equivalents	$54,425	$34,189
Trade receivables	41,702	97,845
Other receivables	207,000	80,000
Inventory	545,695	599,106
Prepaid inventory	30,000	30,000
Lease deposit	75,736	94,125
Prepaid expenses	155	662
Prepaid taxes	-	-
Prepaid rent	9,430	9,430
Total Current Assets	964,143	945,357

Property and Equipment, Net	218,060	290,056

Other Assets

Trademark, Net	14,447	15,875
Miscellaneous investment	10,000	10,000
Total Other Assets	24,447	25,875
TOTAL ASSETS	$1,206,650	$1,261,288

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$624,754	$656,037
Sales tax payable	28	54
Current portion settlement payable	120,000	-
Accrued payables	20,000	10,020
Accrued employee related payable	97,304	91,550
Note payable	-	-
Line of credit	18,032	33,317
Current portion of long term note payable	19,365	21,981
Total Current Liabilities	899,483	812,959

Long Term Liabilities
Current portion settlement payable	25,000	-
Long term note payable, net of current portion	49,944	67,347
Total Long Term Liabilities	74,944	67,347

Total Liabilities	974,427	880,306

Stockholders' Equity
Preferred stock (no par value; 10,000,000 shares authorized; (20,000 and 10,000 issued and outstanding)	-	-
Common stock (no par value; 290,000,000 shares authorized; (115,388,691 and 108,639,988 shares issued and outstanding)	11,539	10,864
Additional paid in capital	19,757,595	17,585,376
Retained earnings (deficit)	(19,536,911)	(17,215,258)
Total Stockholders' Equity	232,223	380,982

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,206,650	$1,261,288

The accompanying notes are an integral part of these financial statements

F-26

PACIFIC SHORE HOLDINGS, INC.

STATEMENTS OF OPERATIONS

 YEARS ENDED DECEMBER 31, 2017 AND
2016

	2017	2016

Sales	$589,840	$466,826
Cost of Goods Sold	407,475	343,853
Gross Profit	182,365	122,973

General and Administrative Expenses

Selling & Marketing Expenses	170,711	379,607
Personnel & Outside Services Expenses	1,440,042	1,865,581
General and Administrative Expenses	835,498	781,918
Total Operating Expenses	2,446,251	3,027,106

Income (Loss) from Operations	(2,263,886)	(2,904,133)

Other Income (Expense)
Interest Expense	57,767	9,589
Total Other Income (Expense)	57,767	9,589

Income (Loss) Before Income Taxes	(2,321,653)	(2,913,722)

Net Income (Loss)	$(2,321,653)	$(2,913,722)

Income (Loss) per Share ----	$(0.02)	$(0.03)
Basic and Fully Diluted
Weighted Average Shares Outstanding	113,051,092	108,665,452

The accompanying notes are an integral part of these financial statements

F-27

PACIFIC SHORE HOLDINGS, INC.

STATEMENT OF STOCKHOLDERS' EQUITY

YEARS ENDED DECEMBER 31, 2017 and 2016

	Preferred	Preferred	Common	Common		Retained Earnings/	Total
	Shares	Stock	Shares	Stock	APIC	(Deficit)	Equity

Balance at 12/31/15	10,000	-	108,674,988	10,864	15,121,772	(14,301,536)	831,100

Shares issued for cash	-	-	8,505,018	-	3,005,010	-	3,005,010

Offering Costs	-	-	-	-	(471,406)	-	(471,406)

Share repurchase	-	-	(35,000)	-	(70,000)	-	(70,000)

Share Cancellation	-	-	(8,505,018)	-	-	-	-

Net Loss	-	-	-	-	-	(2,913,722)	(2,913,722)

Balance at 12/31/16	10,000	-	108,639,988	10,864	17,585,376	(17,215,258)	380,982

Shares issued for cash	-	-	11,277,811	175	3,160,528	-	3,160,703

Shares Issued consideration	10,000		5,000,000	500	(500)	-	-

Offering Costs	-	-	-	-	(587,809)	-	(587,809)

Share repurchase	-	-	(400,000)	-	(200,000)		(200,000)

Share Cancellation	-	-	(9,129,108)	-	(200,000)	-	(200,000)

Net Loss	-	-	-	-	-	(2,321,653)	(2,321,653)

Balance at 12/31/17	20,000	-	115,388,691	11,539	19,757,595	(19,536,911)	232,223

The accompanying notes are an integral part of these financial statements

F-28

PACIFIC SHORE HOLDINGS, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

Cash flows (used in) operating activities:
Net income (loss)	$(2,321,653)	$(2,911,942)
Adjustments to reconcile net income (loss) to net cash (used in) operating activities:
Depreciation and amortization	80,785	87,652
Changes in operating assests and liabilities:
Trade receivables	56,143	(39,171)
Prepaid expenses	-	-
Inventory	53,256	63,142
Prepaid inventory	-	18,736
Deposits	19,030	(486)
Accounts payable	(31,283)	215,433
Accrued expenses	155,000	8,560
Accrued employee salary and benefits	5,754	12,605
Lease payables	(13,023)	58,828
Sales tax payable	(26)	(100)
Net cash (used in) operating activities	(1,996,017)	(2,486,743)

Cash flows from investing activities:
Med-X receivable	(127,000)	(77,784)
Cash payments for the purchase of property	(7,360)	(125,362)
Net cash (used in) investing activities	(134,360)	(203,146)

Cash flows from financing activities:
Common stock issued for cash net of offering costs	2,372,894	2,463,601
Note payable	(200,000)	-
Principal payments on debt	(6,995)	22,156
Borrowing (repayment) of line of credit	(15,286)	67,441
Net cash provided by financing activities	2,150,613	2,553,198

Net increase (decrease) in cash and cash equivalents	20,236	(136,691)

Cash and cash equivalents at beginning of year	34,189	170,880

Cash and cash equivalents at end of year	$54,425	$34,189

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Income Tax	$800	$800
Interest	$57,767	$9,589

The accompanying notes are an integral part of these financial statements

F-29

Pacific Shore Holdings, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

NOTE 1 – Nature of Operations

Organization and Description of Business

Pacific Shore Holdings, Inc. (“Pacific Shore” or the “Company”) was incorporated in the State of California on January 28, 2008. On January 1, 2011, pursuant to a Share Exchange Agreement (“Exchange Agreement”), Pacific Shore closed on a Reverse Merger with Green Shores Holding which in 2010 changed its name to Pacific Shore Holdings, Inc. (“PSHR”), a Delaware corporation, in exchange for the issuance of 84,500,000 newly-issued shares of PSHR common stock and becoming a wholly-owned subsidiary of PSHR. Additionally, pursuant to the Exchange Agreement, 11,281,884 shares of PSHR common stock were cancelled.

As of the time of the Reverse Merger, PSHR held no assets and was a non-operating public shell, in the development stage. Following the Reverse Merger, the Company is no longer in the development stage and operates through one operating segment engaged in the business of product development and distribution, marketing and other business services.

We manufacture and distribute two 100% natural essential oil products we own, Nature-Cide® (“Nature-Cide”) and Home Spa Shower Spray (“Home Spa Shower Spray”). The Home Spa Shower Spray is a 100% natural essential oil aroma therapy spray that gives any shower or bath a spa-like scent. Our Nature-Cide products have been tested in various regions across the United States with positive results by multiple pest control companies, hotel and motel operators, agricultural personnel for various pests, and fire department personnel for snake control. Extensive testing by us and an independent third party laboratory also indicates that our Nature-Cide products kill or deter a wide variety of pests, including but not limited to bed bugs, ants, fleas, ticks, cockroaches, crickets, and stink bugs, while repelling and or deterring various birds, rodents, and reptiles.

After years of research and development, in February 2014, we became a certified and licensed pest control applicator in California for agricultural commercial pest control. In July 2015, we received our pest control business main license and officially launched as a California licensed pest control company in Los Angeles, California. In 2016, we became licensed to maintain landscaping in residential and commercial settings and we expect that we will eventually attempt to obtain our applicator license which will specifically allow us to provide pest control services for both the exterior and interior of structures. Our pest management service is growing and is servicing numerous ranch style and upscale homes and properties in Los Angeles and Ventura Counties. Management’s intention is to franchise our Nature-Cide service division as the Nature-Cide brand matures in the pest control, janitorial, transportation, and hospitality arenas. In addition to developing our own products, we also currently own an exclusive worldwide license to sell a patented 100% natural therapeutic heating/cooling treatment pack called Thermal-Aid® (“Thermal-Aid”). Thermal-Aid is a microwaveable heat treatment pack that doubles as a cold therapy source to assist with reducing swelling and relieving pain.

F-30

Pacific Shore Holdings, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

NOTE 2 – Summary of Significant Accounting Policies

Principles of Reporting

This summary of significant accounting policies of Pacific Shore Holdings, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for the integrity and objectivity of the financial statements. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, inventory valuation, the useful lives and recoverability of long-lived assets, stock-based compensation and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Revenue Recognition

Revenue includes product sales. The Company recognizes revenue from product sales in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 605 “Revenue Recognition in Financial Statements” which is at the time customers are invoiced at shipping point, provided title and risk of loss has passed to the customer, evidence of an arrangement exists, fees are contractually fixed or determinable, collection is reasonably assured through historical collection results and regular credit evaluations, and there are no uncertainties regarding customer acceptance. For e-commerce sales to individual customers, revenue is recognized when the goods are received by the customers. The Company does not grant unconditional right of return or any other concessions to the customers.

The Company had returns during 2017 and 2016 which were less than one percent of Gross Sales.

F-31

Pacific Shore Holdings, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all cash accounts that are not subject to withdrawal restrictions or penalties, and certificates of deposit with original maturities of 90 days or less to be cash equivalents.

Inventory

Inventory consists mainly of components and finished goods which is valued at the lower of cost or market method. The Company uses the FIFO inventory costing method.

The Company considers historical demand and forecast in relation to the inventory on hand, market conditions and product life cycles when determining obsolescence and net realizable value. Provisions are made to reduce excess or obsolete inventories to their estimated net realizable values. Once established, write-downs are considered permanent adjustments to the cost basis of the excess or obsolete inventories.

There were no inventory reserves at December 31, 2017 or 2016.

Property and Equipment

Property and equipment are stated at cost. The Company depreciates the cost of property and equipment using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Years
Software and Website	5
Furniture and Equipment	3
Capital Leases - Vehicle	Life of the Lease
Leasehold Improvements	Life of the Lease

Expenditures for maintenance and repairs are expensed as incurred.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases, including operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

F-32

Pacific Shore Holdings, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

Offering Costs

Costs incurred in connection with raising capital by the issuance of preferred stock and common stock are recorded as contra equity and deducted from the capital raised.

Impairment of Long Lived Assets

FASB ASC Topic 360, “Property, Plant, and Equipment,” requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. The Company tests long-lived assets, including property, plant and equipment and intangible assets subject to periodic amortization, for recoverability upon the occurrence of an event or when circumstances indicate that the net carrying amount is greater than its fair value. Assets are grouped and evaluated at the lowest level for their identifiable cash flows that are largely independent of the cash flows of other groups of assets. The Company considers historical performance and future estimated results in its evaluation of potential impairment and then compares the carrying amount of the asset to the future estimated cash flows expected to result from the use of the asset. If the carrying amount of the asset exceeds estimated expected undiscounted future cash flows, the Company measures the amount of impairment by comparing the carrying amount of the asset to its fair value. The estimation of fair value is generally measured by discounting expected future cash flows at the rate the Company utilizes to evaluate potential investments. The Company estimates fair value based on the information available in making whatever estimates, judgments and projections are considered necessary. There was no impairment of long-lived assets in the years ended December 31, 2017 and 2016.

Fair Value of Financial Instruments

The Company follows FASB ASC Topic 820, “Fair Value Measurements and Disclosures” related to the accounting for financial assets and financial liabilities and items that are recognized or disclosed at fair value in the financial statements on a recurring basis, at least annually. This standard provides a single definition of fair value and a common framework for measuring fair value as well as new disclosure requirements for fair value measurements used in financial statements. Fair value measurements are based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants exclusive of any transaction costs, and are determined by either the principal market or the most advantageous market. The principal market is the market with the greatest level of activity and volume for the asset or liability. Absent a principal market to measure fair value, the Company would use the most advantageous market, which is the market that the Company would receive the highest selling price for the asset or pay the lowest price to settle the liability, after considering transaction costs. However, when using the most advantageous market, transaction costs are only considered to determine which market is the most advantageous and these costs are then excluded when applying a fair value measurement.

F-33

Pacific Shore Holdings, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

The Company follows the FASB issued amendments to the accounting standards related to the measurement of liabilities that are routinely recognized or disclosed at fair value. This standard clarifies how a company should measure the fair value of liabilities, and that restrictions preventing the transfer of a liability should not be considered as a factor in the measurement of liabilities within the scope of this standard. The fair value accounting standard creates a three-level hierarchy to prioritize the inputs used in the valuation techniques to derive fair values. The basis for fair value measurements for each level within the hierarchy is described below with Level 1 having the highest priority and Level 3 having the lowest.

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations in which all significant inputs are observable in active markets.

Level 3: Valuations derived from valuation techniques in which one or more significant inputs are unobservable.

The Company did not have any assets & liabilities to measure at fair value as of December 31, 2017 and 2016.

Stock Based Compensation

The Company records stock-based compensation as a charge to earnings net of the estimated impact of forfeited awards. As such, the Company recognizes stock-based compensation cost only for those stock-based awards that are estimated to ultimately vest over their requisite service period, based on the vesting provisions of the individual grants. The cumulative effect on current and prior periods of a change in the estimated forfeiture rate is recognized as compensation cost in earnings in the period of the revision.

F-34

Pacific Shore Holdings, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

Accounts Receivable

All accounts receivable are trade related. These receivables are current and management believes are collectible except for which a reserve has been provided. The balances of accounts receivable as of December 31, 2017 and 2016 were $41,702 and $97,845, respectively. The reserve amount for uncollectible accounts was zero as of December 31, 2017 and 2016, respectively.

The Company's customer base is geographically dispersed. The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Reserves are recorded primarily on a specific identification basis.

Basic and Diluted Net Loss Per Share

Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares and stock options were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There were no dilutive securities at or during the years ended December 31, 2017 or 2016.

Reclassification

The 2016 financial statements were reclassified to conform to the 2017 presentation.

Recent Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle-based approach for determining revenue recognition. ASU 2014-09 will require that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also will require additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. Entities will be able to transition to the standard either retrospectively or as a cumulative-effect adjustment as of the date of adoption. The Company does not anticipate that the adoption of this ASU will have a significant impact on its financial statements (“FS”).

F-35

Pacific Shore Holdings, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

In March 2016, the FASB issued ASU 2016-09, Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting. ASU 2016-09, which amends several aspects of accounting for employee share based payment transactions including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, and classification in the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016 and interim periods within annual periods beginning after December 15, 2016, with early adoption permitted. The adoption of this ASU did not have a significant impact on the Company’s FS.

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). The guidance in ASU 2016-02 supersedes the lease recognition requirements in ASC Topic 840, Leases (FAS 13). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating the effect this standard will have on its FS.

In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 clarifies the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. This ASU is effective for public business entities for fiscal years, and interim periods within those years, beginning after December 15, 2017. Early adoption is permitted. The Company does not anticipate that the adoption of this ASU will have a significant impact on its FS.

In October 2016, the FASB issued ASU No. 2016-16—Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory. This ASU improves the accounting for the income tax consequences of intra-entity transfers of assets other than inventory. For public business entities, the amendments in this update are effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company does not anticipate that the adoption of this ASU will have a significant impact on its FS.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The guidance requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The standard is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The standard should be applied using a retrospective transition method to each period presented. The Company does not anticipate that the adoption of this ASU will have a significant impact on its FS.

F-36

Pacific Shore Holdings, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The standard is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. The standard should be applied prospectively on or after the effective date. The Company will evaluate the impact of adopting this standard prospectively upon any transactions of acquisitions or disposals of assets or businesses.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact of adopting this standard on its FS.

Other recent accounting pronouncements issued by the FASB did not or are not believed by management to have a material impact on the Company’s present or future FS.

NOTE 3 – Property and Equipment

Property and equipment are summarized by major classifications as follows as of December 31, 2017 and 2016:

	2017	2016
Software and Website	$25,269	$22,019
Vehicles	76,954	76,954
Furniture and Equipment	225,525	221,415
Leasehold Improvements	174,605	174,605
	502,352	494,991
Less accumulated depreciation	(284,292)	(50,944)
	$218,060	$290,056

Depreciation for 2017 and 2016 was $79,357 and $86,224, respectively.

F-37

Pacific Shore Holdings, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

NOTE 4 – Income Taxes

The provision (benefit) for income taxes consists of the following components:

	2017	2016
Current	$-0-	$-0-
Deferred	-0-	-0-
	$-0-	$-0-

The effective income tax rate for the years ended December 31, 2017 and 2016 consisted of the following:

	2017	2016
Federal statutory income tax rate	(35.00%)	(35.00%)
State income taxes-net	(5.75%)	(5.75%)
Valuation allowance	40.75%	40.75%
Permanent difference	0.00%	0.00%
Net effective income tax rate	0.00%	0.00%

The Company’s total deferred tax asset, deferred tax liabilities, and deferred tax asset valuation allowance as of December 31 were as follows:

	2017	2016
Net operating loss carryforward	$5,226,148	$7,015,113
Less: valuation allowance	(5,226,148)	(7,015,113)

Net Deferred tax assets	-	-

The deferred tax asset was based upon a net operating loss carryforward of approximately $19,537,000 and $17,215,000 as of December 31, 2017 and 2016. Realization of the future tax benefits related to the deferred tax asset depends upon many factors, including the Company’s ability to generate future taxable income. Due to the uncertainty of future earnings, management is unable to predict whether the deferred tax asset will be realized and, accordingly, recorded a full valuation allowance against this asset. The Company has 20 years to utilize its net operating loss carryforward. The loss carryforward will begin to expire in 2029. The decrease in the gross deferred tax asset and the related valuation allowance in 2017 is due to the reduction in corporate income tax rate enacted in December 18, 2017 effective January 1, 2018.

F-38

Pacific Shore Holdings, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

The federal and state income tax returns of the Company for 2017 and 2016 are subject to examination by the Internal Revenue Service, generally for three years and State Franchise Tax Board for four years after they were filed.

The Company had no uncertain tax positions at December 31, 2017 or 2016.

NOTE 5 – Lease and Commitments

The Company conducts its operations from facilities located in Canoga Park, California that is leased under a five year expiring September 14, 2020. The lease is subject to an annual adjustment based upon an increase in the Consumer Price Index in the Los Angeles Area.

The following is a schedule of future minimum rental payments required under the above operating lease as of December 31, 2017.

Year	Amount

2018	$240,120
2019	$240,120
2020	$170,085

Rent expense in 2017 and 2016 was $235,453 and $209,168.

NOTE 6 – Related Party Transactions

During 2016 the Company loaned to Med-X, Inc. $110,000 as a short-term non-interest bearing loan. During December 2016, Med-X, Inc. repaid Pacific Shore Holdings, Inc. $30,000 of the short-term loan. The Company was reimbursed $9,613 for expenses paid on Med-X’s behalf. The Company also has a receivable from Med-X, Inc. of $38,375 and a short-term loan receivable of $80,000 at December 31, 2016.

During 2017 the Company loaned to Med-X, Inc. $173,500 as a short-term non-interest bearing loan. During 2017, the Med-X repaid Pacific Shore Holdings, Inc. $30,000 of the short-term loan and was reimbursed $20,679 for expenses paid on Med-X’s behalf. The Company also has a receivable from Med-X, Inc. of $8,994 and a short-term loan receivable of $207,000 at December 31, 2017.

The majority of the Company’s Board of Directors and Officers are also members of the Board of Directors and are Officers of the Company’s affiliate Med-X, Inc.

F-39

Pacific Shore Holdings, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

NOTE 7 – Concentration of Credit Risks

Concentration of Major Customers

As of December 31, 2017, the Company's trade accounts receivables from four customers represented approximately 72% of its accounts receivable. The specific concentration was Customer A at 29%, Customer B at 22% Customer C at 11% and Customer D at 10%. As of December 31, 2016, the Company's trade accounts receivables from two customers represented approximately 64% of its accounts receivable. The specific concentration was Customer A at 39% and Customer B at 25%.

For the year ended December 31, 2017 the Company received 76% of its revenue from three customers and for the year ended December 31, 2016 the Company received 51% of its revenue from two customers. For the year ended December 31, 2017, the specific concentration was Customer A at 34%, Customer B at 27% and Customer C at 15%. For the year ended December 31, 2016, the specific concentration was Customer A at 27% and Customer B at 24%.

Concentration of Supplier Risk

The Company uses single supplier relationships for its raw materials purchases and filling capacity, which potentially subjects the Company to a concentration of business risk. If these suppliers had operational problems or ceased making product available to the Company, operations could be adversely affected. The Company had three vendors that accounted for 91% of purchases during the year ended December 31, 2017 for operations. Specific concentrations were Vendor A at 49%, Vendor B at 31% and Vendor C at 11%. The Company had two vendors that accounted for 88% of purchases during the year ended December 31, 2016 related to operations. Specific concentrations were Vendor A at 66% and Vendor B at 22%. If significant suppliers become unable or unwilling to provide inventory in a timely manner, the Company believes that other suppliers are available to provide similar inventory at comparable prices.

NOTE 8 – Notes Payable

As of December 31, 2017, $69,309 was due to two creditors for the finance of two Company owned vehicles in addition to warehouse equipment. Payments on these two loans and warehouse equipment during 2017 were $29,087. As of December 31, 2016, the balance due was $89,328. Payments on the loan were $28,118 during the year ended December 31, 2016. Amounts were classified between current and long term liabilities as follows as of December 31, 2017 and 2016:

	2017	2016
Current portion of note payable	$19,365	$21,981
Long term portion of note payable	49,944	67,347
Total notes payable	$69,309	$89,328

F-40

Pacific Shore Holdings, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

NOTE 9 – Common Stock

During 2017 the Company issued 5,000,000 shares of common stock to its Founder, President & CEO for services. In addition, the Company issued 11,277,811 shares of common stock at $1.00 per share, under a private placement offered by the Company on or before March 27, 2017. As part of this offering the Founder, President & CEO cancelled 9,129,108 of his shares of common stock. During 2017 the Company repurchased 400,000 shares of common stock at $0.50 per share as a settlement with a former shareholder.

During 2016 the Company issued 8,505,018 shares of common stock at $1.00 per share, under a private placement offered by the Company on or before June 1, 2016. As part of this offering the Founder, President & CEO cancelled 8,505,018 of his shares of common stock. During 2016 the Company repurchased 35,000 shares of common stock at $1.00 per share.

NOTE 10 – Going Concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. In the years ended December 31, 2017 and 2016, the Company incurred net losses of $2,321,653 and $2,911,942, respectively. The Company has an accumulated deficit of $19,536,911 as of December 31, 2017. The continuing losses have adversely affected the liquidity of the Company. In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet depends on continued operations of the Company, which in turn depends on the Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the years ended December 31, 2017 and 2016, toward (i) obtaining additional equity capital (ii) controlling salaries and general and administrative expenses, (iii) management of accounts payable, (iv) evaluation of its distribution and marketing methods, and (v) increasing marketing and sales. In order to control general and administrative expenses, the Company has established internal financial controls in all areas, specifically in hiring and overhead cost. The Company has also established a hiring policy under which the Company will refrain from hiring additional employees unless approved by the Chief Executive Officer and Chief Financial Officer. Accounts Payable are reviewed and approved or challenged on a daily basis. Senior management reviews the annual budget to ascertain and question any variance from plan, on a quarterly basis, and to anticipate and make adjustments as may be feasible.

F-41

Pacific Shore Holdings, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

NOTE 11 – Patents and Trademarks

Mr. Matt Mills, President & CEO, is the owner of United States Patent Nos. 7,179,280 (February 20, 2007), 7,182,777 (February 27, 2007), and D525,365 (July 18, 2006) for Thermal-Aid, a microwaveable heat treatment pack that doubles as a cold therapy source to assist with reducing swelling and relieving pain (the “Technology”). Mr. Mills granted the Company an exclusive license to use the Technology in consideration for 4,605,337 shares of the Company’s Common Stock in accordance with the License Agreement. This technology had a cost basis of zero and no value is carried by the Company due to the related party nature of this transaction.

Additional legal fees incurred to maintain the trademark were capitalized in accordance with current accounting guidance. The trademark is amortized over a 17 year term with $1,427 expensed in 2017 and $5,405 in 2016. The trademark is also routinely evaluated for impairment. The Company has determined that no impairment adjustment was necessary as of December 31, 2017 and 2016.

NOTE 12 – Legal Proceeding

On April 16, 2015 an individual shareholder filed a complaint against the Company, its directors and certain employees. The Company defended the matter and in May 2017 the matter was resolved prior to trial via a settlement for $25,000 paid on May 1, 2017, $220,000 payable in 22 monthly installments of $10,000 commencing June 1, until March 1, 2019 and $5,000 on April 1, 2019. The present value of the total legal settlement of $225,000 was recorded as legal expense. The imputed interest used in the calculation is 12%. The classification of the balance as of December 31, 2017 is as follows:

2017
Legal settlement payable - current	$120,000
Legal settlement payable- non current	$25,000

In 2013 the Company entered into a dispute with one of its vendors. The vendor filed a Complaint and Application for Writ of Attachment Federal Court, California Central District. The complaint was dismissed by the Court in April 2014. The vendor continued to pursue the matter via arbitration in Hong Kong with the Company vigorously defending its position. After several years of proceeding through the arbitration process it appears the vendor has abandoned pursuing the arbitration. The Company discovered the vendor has gone into receivership. The Company believes that due to the abandonment of arbitration by the vendor along with receivership, that there is no threat of liability.

F-42

Pacific Shore Holdings, Inc.
December 31, 2017 and 2016
Notes to Financial Statements

NOTE 13 – Other Events

On December 15, 2017 the Company entered into an Agreement of Merger and Plan of Reorganization with Med-X, Inc. Both entities are under common control. The merger is anticipated to be finalized at the end of the first quarter of 2018 or early April 2018.

NOTE 14 – Subsequent Events

In January 2018 the Company received a payment of $200,000 and $7.000 in February 2018 from Med-X, Inc. Thus, the short term loan from Med-X, Inc. is paid in full.

In February 2018, the Company borrowed $225,000 from Med-X, Inc. as a short term loan, and in March 2018 the Company received an additional $175,000 from Med-X, Inc. as a short term loan. These advances are planned to be eliminated upon the completion of the merger.

NOTE 15 – UNAUDITED PRO FORMA FINANCIAL INFORMATION

On December 15, 2017, Med-X, Inc. (Med-X”) and its shareholders entered into merger agreement, with Pacific Shores Holdings, Inc. (“PSH”) pursuant to which PSH shareholders would receive one share of Med-X common stock for exchange of two shares of PSH common stock. PSH shareholders have the option to receive Appraisal Rights if they do not consent.

The accompanying pro forma consolidated statements of operations present the accounts of Med-X and PSH. Med-X and PSH are entities under common control. Accordingly the combined pro forma information is presented at historical cost.

The accompanying pro forma consolidated statements of operations are for the years ended December 31, 2016 and 2017, as if the merger occurred on January 1, 2017 and January 1, 2016, for the purpose of the statements of operations, respectively. The accompanying pro forma consolidated balance sheet presents the accounts of Med-X and PSH as of December 31, 2017 as if the merger took place as of that date. These were derived from the audited financial statements of Med-X, Inc and PSH for the years ended December 31, 2017 and 2016.

The following adjustments would be required if the acquisition occurred and have been reflected in the pro forma information as indicated below:

A.	Issuance of approximately 55,150,000 shares of Med-X to the shareholders of PSH

B.	Cancellation of approximately 45,700,000 shares of Med-X owned by an Officer and 9,450,000 shares of Med-X owned by PSH

C.	Elimination of PSH’s capital accounts as result of recapitalization.

F-43

MED-X AND PACIFIC SHORE HOLDINGS, INC.

BALANCE SHEETS
December 31, 2017
(UNAUDITED)

	PSH 2017	Med-X 2017	Eliminations	ProForma 2017
ASSETS
Current Assets
Cash and cash equivalents	$54,425	$150,255	-	$204,680
Restricted cash	$-	12,241	-	12,241
Trade receivables	41,702	755	-	42,457
Other receivables	207,000	-	(207,000)	-
Inventory	545,695	6,337	-	552,032
Prepaid inventory	30,000	-	-	30,000
Lease deposit	75,736	-	-	75,736
Prepaid expenses	155	-	-	155
Prepaid taxes	-	-	-	-
Prepaid rent	9,430	-	-	9,430
Total Current Assets	964,143	169,588	(207,000)	926,731

Property and Equipment, Net	218,060	187,313		405,373

Other Assets

Trademark, Net	14,447	-	-	14,447
Miscellaneous investment	10,000	-	(10,000)	-
Total Other Assets	24,447	-	(10,000)	14,447
TOTAL ASSETS	$1,206,650	$356,901	$(217,000)	$1,346,551

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$624,754	$108,392	-	$733,146
Sales tax payable	28		-	28
Current portion settlement payable	120,000	-	-	120,000
Accrued payables	20,000		-	20,000
Accrued employee related payable	97,304		-	97,304
Short-term loan payable	-	207,000	(207,000)	-
Deferred revenue	-	3,735	-	3,735
Note payable	-	-	-	-
Line of credit	18,032	-	-	18,032
Current portion of long term note payable	19,365	-	-	19,365
Total Current Liabilities	899,483	319,127	(207,000)	1,011,610

Long Term Liabilities
Long term portion settlement payable	25,000	-	-	25,000
Long term note payable, net of current portion	49,944	-		49,944
Total Long Term Liabilities	74,944	-	-	74,944

Total Liabilities	974,427	319,127	(207,000)	1,086,554

Stockholders' Equity
Preferred stock (no par value; 10,000,000 shares authorized; (20,000 and 10,000 issued and outstanding)	-	-	-	-
Common stock (no par value; 300,000,000 shares authorized; (95,060,491 shares issued and outstanding)	11,539	95,060	(11,539)	95,060
Additional paid in capital	19,757,595	2,689,788	1,539	22,448,922
Retained earnings (deficit)	(19,536,911)	(2,747,074)	-	(22,283,985)
Total Stockholders' Equity	232,223	37,774	(10,000)	259,997

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,206,650	$356,901	$(217,000)	$1,346,551

F-44

MED-X, INC. AND PACIFIC SHORE HOLDINGS, INC.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2017 AND
2016

(UNAUDITED)

	PSH 2017	Med-X 2017	ProForma 2017	PSH 2016	Med-X 2016	ProForma 2016

Sales	$589,840	$27,269	$617,109	$466,826	$16,255	$483,081
Cost of Goods Sold	407,475	7,752	415,227	343,853	2,274	346,127
Gross Profit	182,365	19,517	201,882	122,973	13,981	136,954

General and Administrative Expenses

Selling & Marketing Expenses	170,711	214,000	384,711	379,607	688,073	1,067,680
Research & Development	-	-	-	-	300	300
Personnel & Outside Services Expenses	1,440,042	216,797	1,656,839	1,865,581	393,159	2,258,740
Non-cash Compensation	-	150,362	150,362		351,553	351,553
General and Administrative Expenses	835,498	174,609	1,010,107	781,918	173,357	955,275
Total Operating Expenses	2,446,251	755,768	3,202,019	3,027,106	1,606,442	4,633,548

Income (Loss) from Operations	(2,263,886)	(736,251)	(3,000,137)	(2,904,133)	(1,592,461)	(4,496,594)

Other Income (Expense)
Interest Expense	57,767	-	57,767	9,589	-	9,589
Total Other Income (Expense)	57,767	-	57,767	9,589	-	9,589

Income (Loss) Before Income Taxes	(2,321,653)	(736,251)	(3,057,904)	(2,913,722)	(1,592,461)	(4,506,183)

Net Income (Loss)	$(2,321,653)	$(736,251)	$(3,057,904)	$(2,913,722)	$(1,592,461)	$(4,506,183)

Income (Loss) per Share ----	$(0.02)	$(0.01)	$(0.03)	$(0.03)	$(0.02)	$(0.05)
Basic and Fully Diluted
Weighted Average Shares Outstanding	113,051,092	94,526,767	94,526,767	108,665,452	93,482,461	93,482,461

F-45

PRO FORMA FINANCIAL STATEMENTS OF MED-X AND PSH

UNAUDITED AS OF DECEMBER 31, 2017

F-46

MED-X AND PACIFIC SHORE HOLDINGS, INC.

BALANCE SHEETS
December 31, 2017
(UNAUDITED)

	PSH 2017	Med-X 2017	Eliminations	ProForma 2017
ASSETS
Current Assets
Cash and cash equivalents	$54,425	$150,255	-	$204,680
Restricted cash	$-	12,241	-	12,241
Trade receivables	41,702	755	-	42,457
Other receivables	207,000	-	(207,000)	-
Inventory	545,695	6,337	-	552,032
Prepaid inventory	30,000	-	-	30,000
Lease deposit	75,736	-	-	75,736
Prepaid expenses	155	-	-	155
Prepaid taxes	-	-	-	-
Prepaid rent	9,430	-	-	9,430
Total Current Assets	964,143	169,588	(207,000)	926,731

Property and Equipment, Net	218,060	187,313		405,373

Other Assets

Trademark, Net	14,447	-	-	14,447
Miscellaneous investment	10,000	-	(10,000)	-
Total Other Assets	24,447	-	(10,000)	14,447
TOTAL ASSETS	$1,206,650	$356,901	$(217,000)	$1,346,551

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$624,754	$108,392	-	$733,146
Sales tax payable	28		-	28
Current portion settlement payable	120,000	-	-	120,000
Accrued payables	20,000		-	20,000
Accrued employee related payable	97,304		-	97,304
Short-term loan payable	-	207,000	(207,000)	-
Deferred revenue	-	3,735	-	3,735
Note payable	-	-	-	-
Line of credit	18,032	-	-	18,032
Current portion of long term note payable	19,365	-	-	19,365
Total Current Liabilities	899,483	319,127	(207,000)	1,011,610

Long Term Liabilities
Long term portion settlement payable	25,000	-	-	25,000
Long term note payable, net of current portion	49,944	-		49,944
Total Long Term Liabilities	74,944	-	-	74,944

Total Liabilities	974,427	319,127	(207,000)	1,086,554

Stockholders' Equity
Preferred stock (no par value; 10,000,000 shares authorized; (20,000 and 10,000 issued and outstanding)	-	-	-	-
Common stock (no par value; 300,000,000 shares authorized; (95,060,491 shares issued and outstanding)	11,539	95,060	(11,539)	95,060
Additional paid in capital	19,757,595	2,689,788	1,539	22,448,922
Retained earnings (deficit)	(19,536,911)	(2,747,074)	-	(22,283,985)
Total Stockholders' Equity	232,223	37,774	(10,000)	259,997

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,206,650	$356,901	$(217,000)	$1,346,551

F-47

MED-X, INC. AND PACIFIC SHORE HOLDINGS, INC.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2017 AND
2016

(UNAUDITED)

	PSH 2017	Med-X 2017	ProForma 2017	PSH 2016	Med-X 2016	ProForma 2016

Sales	$589,840	$27,269	$617,109	$466,826	$16,255	$483,081
Cost of Goods Sold	407,475	7,752	415,227	343,853	2,274	346,127
Gross Profit	182,365	19,517	201,882	122,973	13,981	136,954

General and Administrative Expenses

Selling & Marketing Expenses	170,711	214,000	384,711	379,607	688,073	1,067,680
Research & Development	-	-	-	-	300	300
Personnel & Outside Services Expenses	1,440,042	216,797	1,656,839	1,865,581	393,159	2,258,740
Non-cash Compensation	-	150,362	150,362		351,553	351,553
General and Administrative Expenses	835,498	174,609	1,010,107	781,918	173,357	955,275
Total Operating Expenses	2,446,251	755,768	3,202,019	3,027,106	1,606,442	4,633,548

Income (Loss) from Operations	(2,263,886)	(736,251)	(3,000,137)	(2,904,133)	(1,592,461)	(4,496,594)

Other Income (Expense)
Interest Expense	57,767	-	57,767	9,589	-	9,589
Total Other Income (Expense)	57,767	-	57,767	9,589	-	9,589

Income (Loss) Before Income Taxes	(2,321,653)	(736,251)	(3,057,904)	(2,913,722)	(1,592,461)	(4,506,183)

Net Income (Loss)	$(2,321,653)	$(736,251)	$(3,057,904)	$(2,913,722)	$(1,592,461)	$(4,506,183)

Income (Loss) per Share ----	$(0.02)	$(0.01)	$(0.03)	$(0.03)	$(0.02)	$(0.05)
Basic and Fully Diluted
Weighted Average Shares Outstanding	113,051,092	94,526,767	94,526,767	108,665,452	93,482,461	93,482,461

F-48

 Item 8. Exhibits

INDEX OF EXHIBITS

Exhibit No.	Description

2.1	Articles of Incorporation *
2.2	Bylaws *
4.1	Subscription Documents*
6.1	License Agreement, dated September 1, 2014, by and between Med-X, Inc., as the Licensee, and Pacific Shore Holdings, Inc., as the Licensor. *
6.2	Posting Agreement, dated November 12, 2015, by and between Med-X, Inc. and StartEngine Crowdfunding, Inc., with Warrant attached. *
6.3	Broker-Dealer Services Agreement with FundAmerica Securities, LLC***
6.4	Development, Marketing and Consulting Agreement with M6, dated June 20, 2016****
6.5	Agreement with Monarch Bay Securities, LLC****
8.1	Escrow Services Agreement with FundAmerica Securities, LLC***
11.1	Consent of Independent Certified Public Accountants**

_____________

*	Filed with the original Offering Statement on Form 1-A originally filed by the Company on August 26, 2015, and thereafter amended.

**	Filed with this Annual Report.

***	Filed with Post-Effective Amendment Number One or Number Two to the original Offering Statement on Form 1-A filed on or about November 9, 2015 and December 2, 2015, respectively.

****	Filed with 2015 Annual Report filed on September 20, 2016.

40

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this annual report on Form 1-K to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, D.C. on April 24, 2018.

Med-X, Inc.

By:	/s/ Matthew Mills
Name:	Matthew Mills
Title:	President

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Mills	President of Med-X, Inc.	April 24, 2018
Matthew Mills	(Principal Executive Officer)

/s/ Ronald J. Tchorzewski	Chief Financial Officer of Med-X, Inc.	April 24, 2018
Ronald J. Tchorzewski	(Principal Financial Officer and Principal Accounting Officer)

41